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TABLE OF CONTENTS 2

Filed pursuant to Rule 424(b)(5)
Registration No. 333-218301

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Ordinary Shares, par value $0.0001 per share(4)	75,440,000	$13.7619	$1,038,197,736.00	$129,255.62

(1)
Includes 9,840,000 ordinary shares, par value $0.0001 per share, which may be purchased by the underwriters upon exercise of the underwriters' option to purchase additional ordinary shares.

(2)
Calculated based on an assumed exchange rate of HK$7.8478 to $1.00 as of July 27, 2018, as published by the U.S. Federal Reserve Board.

(3)
Calculated in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.

(4)
Includes all ordinary shares in the Global Offering (as defined in the prospectus supplement under the caption "Underwriting"). Such ordinary shares include (i) those initially offered and sold within the United States and (ii) those initially offered and sold outside the United States that may be resold from time to time within the United States. Offers and sales of ordinary shares outside the United States are being made pursuant to the exemption provided by Rule 901 of Regulation S. From time to time, such ordinary shares may be represented by American Depositary Shares, evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby, which have been registered under a separate registration statement on Form F-6 (File No. 333-209044). Each such ADS represents 13 ordinary shares.

PROSPECTUS SUPPLEMENT
(To prospectus dated May 26, 2017)

65,600,000 Ordinary Shares

BeiGene, Ltd.

We are offering 65,600,000 ordinary shares, par value US$0.0001 per share, of BeiGene, Ltd as part of a global offering with aggregate gross proceeds of approximately US$902.8 million, including a Hong Kong public offering of 5,904,000 ordinary shares. The public offering price is HK$108.00 per share, or approximately US$13.76 per share based on an assumed exchange rate of HK$7.8478 to US$1.00. This prospectus supplement and the accompanying prospectus cover the offer and sale of ordinary shares in the United States, although we are paying a registration fee that also covers ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States.

Approval-in-principle has been granted by The Stock Exchange of Hong Kong Limited, or HKEx, for the listing of, and permission to deal in, our ordinary shares under the stock code "06160." Our American Depositary Shares, or ADSs, are currently listed on the NASDAQ Global Select Market, or NASDAQ, under the symbol "BGNE." Each ADS represents 13 ordinary shares. The last reported sale price of the ADSs on the NASDAQ on August 2, 2018 was US$178.14 per ADS.

Investing in our ordinary shares involves a high degree of risk. See "Risk Factors" beginning on page S-12 to read about factors you should consider before buying our ordinary shares.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PRICE: HK$108.00 PER SHARE

	Per Share	Total
Public offering price	HK$108.00	HK$7,084,800,000
Underwriting discounts(1)	HK$3.24	HK$212,544,000
Proceeds, before expenses, to us(2)	HK$104.76	HK$6,872,256,000

(1)
We refer you to "Underwriting" beginning on page S-36 of this prospectus supplement for additional information regarding total underwriting compensation.

(2)
Includes proceeds before expenses of HK$618,503,040 from the sale of 5,904,000 ordinary shares in the Hong Kong public offering.

We have granted the joint global coordinators the right to purchase up to 9,840,000 additional ordinary shares from us during the 30-day period from the last day for the lodging of applications under the Hong Kong public offering.

Certain investors, including investors affiliated with Baker Bros. Advisors, Hillhouse Capital Management, Ltd., GIC Private Limited and Ally Bridge LB Healthcare Master Fund Limited, have agreed to purchase an aggregate of 20,322,600 ordinary shares in this offering on the same terms as other investors. See "The Offering."

The underwriters expect to deliver the ordinary shares against payment on or about August 8, 2018.

Joint Sponsors, Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers
Morgan Stanley	Goldman Sachs (Asia) L.L.C.
Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers
Credit Suisse	CLSA

Joint Bookrunners and Joint Lead Managers
CICC	Deutsche Bank	UBS
Joint Lead Manager
China Renaissance

August 2, 2018

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement adds to and updates information contained in and incorporated by reference into the accompanying prospectus on Form S-3 (File No. 333-218301) dated May 26, 2017 relating to our ordinary shares and ADSs (which we refer to as the accompanying prospectus).

        Neither we nor the underwriters have authorized any person to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectuses prepared by us or on our behalf or to which we may have referred you in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. This prospectus supplement and the accompanying prospectus are not an offer to sell, nor are they seeking an offer to buy, these securities in any state or jurisdiction where the offer or sale is not permitted. The information in, or incorporated by reference into this prospectus supplement or the accompanying prospectus, speaks only as of the date of the prospectus supplement or the accompanying prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or of any sale of the securities offered hereby. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        This prospectus supplement and the accompanying prospectus contain or incorporate by reference market data and industry forecasts that were obtained from third parties and industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement is generally reliable, such information is inherently imprecise.

        Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of the prospectus applicable to that jurisdiction.

        The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        We own various applications and unregistered trademarks and service marks, including BeiGene,

and our corporate logo appearing in or incorporated by reference into this prospectus supplement or the accompanying prospectus. All other trade names, trademarks and service marks of other companies appearing in this prospectus supplement or the accompanying prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus supplement or the accompanying prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies' trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

        Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus supplement, the words "BeiGene," "BGNE," "we," "us," "our," the "company" or similar references refer to BeiGene, Ltd. and its subsidiaries.

        All references in this prospectus supplement to "$," "US$," "U.S.$," "U.S. dollars," "dollars" and "USD" mean U.S. dollars; all references to "¥" and "RMB," mean Renminbi; and all references to "HK$" mean Hong Kong dollars, unless otherwise noted. All references to "PRC" or "China" in this prospectus supplement refer to the People's Republic of China.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, contain forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated herein and therein by reference, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

        The words "anticipate," "believe," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," could," "should," "continue" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

  •
  the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;

  •
  our ability to advance our drug candidates into, and successfully complete, clinical trials;

  •
  our reliance on the success of our clinical-stage drug candidates;

  •
  the timing or likelihood of regulatory filings and approvals;

  •
  the commercialization of our drugs and drug candidates, if approved;

  •
  our ability to further develop sales and marketing capabilities;

  •
  the pricing and reimbursement of our drugs and drug candidates, if approved;

  •
  the implementation of our business model, strategic plans for our business, drugs, drug candidates and technology;

  •
  the scope of protection we (or our licensors) are able to establish and maintain for intellectual property rights covering our drugs, drug candidates and technology;

  •
  our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;

  •
  costs associated with enforcing or defending against intellectual property infringement, misappropriation or violation; product liability; and other claims;

  •
  regulatory developments in the United States, China, the European Union and other jurisdictions;

  •
  the accuracy of our estimates regarding expenses, revenues, capital requirements and our need for additional financing;

  •
  the potential benefits of strategic collaboration and licensing agreements and our ability to enter into strategic agreements;

  •
  our ability to maintain and establish collaborations or licensing arrangements;

  •
  our reliance on third parties to conduct drug development, manufacturing and other services;

  •
  the rate and degree of market access and acceptance of our drugs and drug candidates, if approved;

  •
  developments relating to our competitors and our industry, including competing therapies;

  •
  the size of the potential markets for our drugs and drug candidates and our ability to serve those markets;

  •
  our ability to effectively manage our anticipated growth;

  •
  our ability to attract and retain qualified employees and key personnel;

  •
  statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

  •
  our expected use of proceeds of this offering;

  •
  the future trading price of the ordinary shares and ADSs and impact of securities analysts' reports on these prices;

  •
  whether we may be a "passive foreign investment company" in 2018 and future taxable years, which may have adverse U.S. federal income tax consequences for U.S. shareholders; and

  •
  other risks and uncertainties, including those listed under the caption "Risk Factors" in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference.

        These forward-looking statements are only predictions, and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus, particularly under the caption "Risk Factors," including the risks described in the documents incorporated herein by reference, including in our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, or our March 2018 Quarterly Report, and incorporated in our Current Report on Form 8-K filed on July 24, 2018 which could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

        You should read this prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY

        This summary highlights selected information about us and the ordinary shares that we are offering. It may not contain all of the information that may be important to you. Before investing in the ordinary shares, you should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein carefully for a more complete understanding of our business and this offering, including our consolidated financial statements, and the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our March 2018 Quarterly Report and incorporated in our Current Report on Form 8-K filed on July 24, 2018 and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Company Overview

        We are a commercial-stage biotechnology company focused on developing and commercializing innovative molecularly-targeted and immuno-oncology drugs for the treatment of cancer. Our internally-developed lead drug candidates are currently in late-stage clinical trials, and we are marketing three in-licensed drugs in China from which we have been generating product revenue since September 2017. Our mission is to become a global leader in the discovery, development and commercialization of innovative therapies.

        We started as a research and development company in Beijing in 2010 focusing on developing best-in-class oncology therapeutics. Over the last eight years, we have developed into a fully-integrated global biotechnology company with a broad portfolio consisting of six internally-developed, clinical-stage drug candidates, including three late-stage clinical drug candidates. We have also in-licensed five drugs and drug candidates, including three marketed drugs in China and two clinical-stage drug candidates for which we have obtained development and commercialization rights in China and other selected countries in the Asia-Pacific region.

        Our core product candidates include the following:

  •
  Zanubrutinib (BGB-3111)—a potentially best-in-class investigational small molecule inhibitor of Bruton's tyrosine kinase, or BTK, that is currently being evaluated in a broad pivotal clinical program in China and in other markets, including the United States and the European Union, which we refer to as globally, for which we expect to file for approval in China in 2018 initially for the treatment of mantle cell lymphoma, or MCL, and submit a new drug application, or NDA, in the first half of 2019 to the U.S. Food and Drug Administration, or FDA, to pursue an accelerated approval for the treatment of Waldenstrom's macroglobulinemia, or WM;

  •
  Tislelizumab (BGB-A317)—an investigational humanized monoclonal antibody against the immune checkpoint receptor PD-1 that is currently being evaluated in a broad pivotal clinical program globally and in China, for which we expect to file for approval in China in 2018 initially for the treatment of classical Hodgkin's lymphoma, or cHL; and

  •
  Pamiparib (BGB-290)—an investigational small molecule inhibitor of the PARP1 and PARP2 enzymes that is being evaluated in two pivotal clinical trials in China and a global Phase 3 trial.

        We are preparing to launch the two lead product candidates from our internal pipeline, zanubrutinib and tislelizumab, which we believe will address major unmet medical needs and have significant commercial potential. For zanubrutinib (BGB-3111), we had a pre-NDA meeting with the China Drug Administration, or CDA (formerly known as the China Food and Drug Administration, or CFDA), earlier this year and based on the feedback we received from the meeting, we currently believe we are on track to file the NDA for the treatment of relapsed/refractory MCL in 2018. In July 2018, zanubrutinib was granted Fast Track Designation by the FDA for the treatment of patients with WM. Based on our discussions with the FDA, internal review of available data from our global Phase 1 trial of zanubrutinib in patients with WM, and supported by the Fast Track Designation, we are preparing to submit in the first half of 2019 an NDA to pursue an accelerated approval of zanubrutinib for patients with WM based on results from the global Phase 1 study. For tislelizumab (BGB-A317), we had a pre-NDA meeting with the CDA, and based on the feedback we received from the meeting, we believe we are on track to file the NDA in China for the treatment of cHL in 2018.

        In addition to our three late-stage clinical drug candidates, our pipeline also includes three internally-developed drug candidates in Phase 1 clinical development: lifirafenib (BGB-283), an investigational RAF dimer inhibitor, BGB-A333, an investigational humanized monoclonal antibody against the immune checkpoint receptor ligand PD-L1, and BGB-A425, an investigational humanized monoclonal antibody against T-cell immunoglobulin and mucin-domain containing-3, or TIM-3.

        We entered into a strategic collaboration with Celgene Corporation, or Celgene, in August 2017, in which we obtained an exclusive license to market in China Celgene's approved cancer therapies ABRAXANE®, REVLIMID® and VIDAZA®, as well as rights in China to develop and commercialize avadomide (CC-122), an investigational next-generation cereblon modulator currently in clinical development by Celgene outside of China for lymphomas and hepatocellular carcinoma, or HCC. As part of the collaboration, we also granted Celgene an exclusive right to develop and commercialize tislelizumab for solid tumors in the United States, Europe, Japan and the rest of world other than Asia, for which we received US$263 million in upfront license fees and a US$150 million equity investment. We may also receive up to US$980 million in potential development, regulatory and sales milestone payments and tiered royalties based on percentages of annual net sales, depending on specified terms, in the low double digit to mid-twenties, with customary reductions in specified circumstances.

        Our portfolio also includes sitravatinib, an in-licensed, investigational, spectrum-selective kinase inhibitor in clinical development by Mirati Therapeutics, Inc., or Mirati, for the treatment of non-small cell lung cancer, or NSCLC, and other tumors, for which we are planning to initiate clinical development in China.

        We have strong internal capabilities spanning research, clinical development, manufacturing and commercialization. We have advanced six internally-developed candidates into clinical trials, including three into pivotal trials. With more than 500 clinical development personnel in China, the United States, Australia and Switzerland as of July 20, 2018, we have built internal clinical development capabilities globally which we believe provide a competitive advantage over other biotechnology companies in China. We have an 11,000-square meter facility in Suzhou for the manufacture of small molecule drugs at commercial scale and biologics drugs at pilot scale. We are also currently building a 24,000-liter commercial-scale biologics manufacturing factory in Guangzhou. We also have a growing commercial team in China, which provides us with the initial commercial platform for the planned launches of our internally-developed drug candidates as well as current and potentially future in-licensed drug candidates.

        We have formed collaborations with other biotechnology companies aiming to capture opportunities in China and the broader Asia-Pacific region by leveraging our global clinical development capabilities and China commercial capabilities, as evidenced by our collaborations with Celgene and Mirati.

        We believe we are well-positioned to capture the significant market opportunities in China, including those created by recent regulatory reforms and new reimbursement policies in China. China is the second largest pharmaceutical market in the world based on revenue, and the oncology sector grew at a 13.7% compound annual growth rate, or CAGR, from 2013 to 2017, according to a report prepared by Frost & Sullivan for the offering. We believe that there is a large and growing opportunity for novel cancer therapeutics in China based on significant unmet medical need, a large target patient population, expanding reimbursement coverage, and increasing treatment affordability and willingness to pay. In addition, the CDA has undertaken significant regulatory reforms that are designed to accelerate the development of new innovative drugs and allow China to be an integral part of global drug development. In addition, innovative oncology drugs have been included in the most recent national drug reimbursement list, or NDRL, reducing out-of-pocket expenses for patients. We believe that access to the large number of patients in China during clinical development as well as commercialization creates new opportunities for us. Leveraging our strong China presence and commitment to global standards of innovation and quality, we believe we have a unique ability to take advantage of these opportunities.

        The following table summarizes the status of our pipeline and commercial products:

Abbreviations: Dose Esc = dose escalation; Dose Exp = dose expansion; WM = Waldenstrom's macroglobulinemia; 1L = first line; CLL = chronic lymphocytic leukemia; SLL = small lymphocytic lymphoma; R/R = relapsed / refractory; MCL = mantle cell lymphoma; FL = follicular lymphoma; 2L = second line; NSCLC = non-small cell lung cancer; HCC = hepatocellular carcinoma; ESCC = esophageal squamous cell carcinoma; HL = Hodgkin's lymphoma; UC = urothelial carcinoma; 3L = third line treatment; OC = ovarian cancer; gBRCA = germline BRCA; TMZ = temozolomide; RT = radiotherapy; IMiD = immunomodulatory drugs; MM = multiple myeloma; ND = newly diagnosed; NHL = non-Hodgkin's lymphoma; MDS = myelodysplastic syndrome; AML = acute myeloid leukemia; CMMoL = chronic myelomonocytic leukemia; DLBCL = diffuse large B-cell lymphoma; AU = Australia; NZ: New Zealand

*
Some indications will not require a non-pivotal Phase 2 clinical trial prior to beginning pivotal Phase 2 or 3 clinical trials.

**
Confirmatory clinical trials post-approval are required for accelerated approvals.

***
Revlimid® approved as a combination therapy with dexamethasone.

(1)
Celgene has the right to develop and commercialize tislelizumab in solid tumors in the United States, European Union, Japan and the rest-of-world outside of Asia.

(2)
Limited collaboration with Merck KGaA.

(3)
Partnership with Mirati Therapeutics, Inc.

Recent Developments

        We expect our cash and cash equivalents, restricted cash and short-term investments balance as of June 30, 2018 to decrease by approximately 5.0% to 5.8% from March 31, 2018, after giving effect to approximately US$42 million of proceeds from the drawdown of a bank loan by one of our subsidiaries for the continued construction of our biologics manufacturing facility in Guangzhou, China. We further disclosed that we expect our net product revenue for the three months ended June 30, 2018 to increase by approximately 33.0% to 38.0% from the three months ended March 31, 2018. Our independent registered public accountants have not audited, reviewed or performed any procedures with respect to this financial data and accordingly do not express an opinion or any other form of assurance with respect thereto. This data could change as a result of further review.

        The estimated results described above are preliminary because our financial closing procedures for the three and six months ended June 30, 2018 are not yet complete and, as a result, final results upon completion of our closing procedures may vary from our preliminary estimates. Our auditors have not yet completed their review of our results for the three and six months ended June 30, 2018. The estimates were prepared by our management, based upon a number of assumptions, in connection with preparation of our financial statements and completion of the interim period review. Additional items that would require material adjustments to the preliminary financial information may be identified. Estimates of results are inherently uncertain and subject to change, and we undertake no obligation to update this information.

Risks Associated With Our Business

        Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the "Risk Factors" section of this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein and under "Risk Factors" in our March 2018 Quarterly Report and incorporated in our Current Report on Form 8-K filed on July 24, 2018. These risks include, but are not limited to, the following:

  •
  We depend substantially on the success of our drug candidates, particularly zanubrutinib, tislelizumab and pamiparib, which are in clinical development as monotherapies and in combination. Clinical trials of our drug candidates may not be successful. If we are unable to commercialize our drug candidates, or experience significant delays in doing so, our business will be materially harmed.

  •
  If we are not able to obtain, or experience delays in obtaining, required regulatory approvals, we will not be able to commercialize our drug candidates, and our ability to generate revenue will be materially impaired.

  •
  Even if our drug candidates receive regulatory approval, they may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

  •
  We are a globally focused biopharmaceutical company and have a limited operating history, which makes it difficult to evaluate our current business and predict our future performance.

  •
  We have a history of incurring net losses and anticipate that we will continue to incur net losses for the foreseeable future.

  •
  We will need to obtain additional financing to fund our operations, and if we are unable to obtain that financing, we may be unable to complete the development and commercialization of our primary drug candidates.

  •
  If we are unable to obtain and maintain patent protection for our technology and drugs, our competitors could develop and commercialize technology and drugs similar or identical to ours, and our ability to successfully commercialize our technology and drugs could be adversely affected.

  •
  We rely on third parties to conduct our preclinical studies and clinical trials and manufacture our drugs and drug candidates. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our drugs and drug candidates and our business could be substantially harmed.

  •
  We have entered into collaborations, such as with Celgene and Merck KGaA, Darmstadt Germany, and may form or seek collaborations or strategic alliances or enter into additional licensing arrangements in the future, and we may not realize the benefits of such collaborations, alliances or licensing arrangements.

  •
  Our global collaboration with Celgene and the associated acquisition of Celgene's commercial operations in China could disrupt our business and harm our financial condition if we are not able to successfully integrate the acquired business into ours, and the expected benefits of the acquisition may not materialize.

  •
  Our future success depends on our ability to retain key executives and to attract, retain and motivate qualified personnel.

  •
  We have significantly increased the size and capabilities of our organization, and we may experience difficulties in managing our growth.

  •
  Changes in the political and economic policies of the PRC government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Company and Other Information

        We are an exempted company incorporated in the Cayman Islands with limited liability on October 28, 2010. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The principal executive office of our research and development operations is located at No. 30 Science Park Road, Zhong-Guan-Cun Life Science Park, Changping District, Beijing 102206, People's Republic of China. Our telephone number at this address is +86 10 58958000. Our current registered office in the Cayman Islands is located at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands. Our website address is www.beigene.com. We do not incorporate the information on or accessible through our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement.

THE OFFERING

The Global Offering:	We are offering 65,600,000 ordinary shares in this offering.
Ordinary Shares Outstanding Immediately After This Offering:	764,542,730 shares (or 774,382,730 shares if the joint global coordinators exercise their option to purchase additional ordinary shares in full).
Option to Purchase Additional Ordinary Shares:	We have granted a 30-day option to the joint global coordinators to purchase up to an aggregate of 9,840,000 additional ordinary shares.
Use of Proceeds:

We estimate that we will receive net proceeds from this offering of approximately HK$6.8 billion, or US$870.1 million (or approximately HK$7.9 billion, or US$1.0 billion, if the joint global coordinators exercise their option to purchase additional ordinary shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. On July 27, 2018, the noon buying rate of the Federal Reserve Bank of New York for the Hong Kong dollar was $1.00 = HK$7.8478. The currency translations in this paragraph reflect this exchange rate. We expect to use the net proceeds from this offering (a) for our clinical trials, preparation for registration filings and for launch and commercialization, of zanubrutinib, tislelizumab and pamiparib, (b) to fund continued expansion of our product portfolio in cancer and potentially other therapeutic areas, and (c) for working capital, expanding internal capabilities and general corporate purposes. See "Use of Proceeds" for additional information.

Risk Factors:

You should carefully read "Risk Factors" beginning on page S-12 and the other information included in this prospectus supplement and the accompanying prospectus, including our March 2018 Quarterly Report, our Current Report on Form 8-K filed on July 24, 2018 and the other documents incorporated by reference herein and therein, for a discussion of risks that you should consider before deciding to invest in the ordinary shares.

Proposed HKEx Code for the Ordinary Shares:	"06160"
Cornerstone Investors:

Certain investors, including investors affiliated with Baker Bros. Advisors, Hillhouse Capital Management, Ltd., GIC Private Limited and Ally Bridge LB Healthcare Master Fund Limited, have agreed to purchase an aggregate of 20,322,600 ordinary shares in this offering on the same terms as other investors.

        The number of ordinary shares to be outstanding after this offering is based on 698,942,730 ordinary shares outstanding as of March 31, 2018, including 806,250 issued but unvested restricted shares, and excludes:

  •
  20,143,706 shares issuable upon the exercise of options outstanding as of March 31, 2018 pursuant to our 2011 Option Plan, as amended, or the 2011 Plan, at a weighted-average exercise price of US$0.38 per share;

  •
  85,467,151 shares issuable upon the exercise of options outstanding as of March 31, 2018 pursuant to our 2016 Share Option and Incentive Plan, or the 2016 Plan, at a weighted-average exercise price of US$3.30 per share;

  •
  4,117,022 shares issuable upon the vesting of restricted share units outstanding as of March 31, 2018 pursuant to our 2016 Plan;

  •
  31,553,720 shares reserved for future issuance under our 2016 Plan as of March 31, 2018; and

  •
  15,200,667 shares issuable upon the exercise of options granted prior to our initial public offering outside our 2011 Plan or 2016 Plan as of March 31, 2018, at an exercise price of US$0.50 per share.

        Unless otherwise indicated, all information in this prospectus supplement reflects or assumes the following:

  •
  no issuance or exercise of share options or issuance or vesting of restricted share units after March 31, 2018; and

  •
  no exercise by the joint global coordinators of their option to purchase additional ordinary shares in this offering.

        Our ADSs are currently listed on the NASDAQ under the symbol "BGNE." Each ADS represents 13 ordinary shares, US$0.0001 par value per share. The rights of ADS holders are provided in the deposit agreement among us, the depositary and all holders and beneficial owners of ADSs issued thereunder. To better understand the terms of the ADSs, you should carefully read the section in the accompanying prospectus titled "Description of Securities," which is incorporated by reference into this prospectus supplement, and the deposit agreement referred to therein. The depositary is Citibank, N.A.

RISK FACTORS

        Investing in the ordinary shares involves a high degree of risk. You should carefully consider the following risks and all other information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus, including the risks and uncertainties discussed under "Risk Factors" in our March 2018 Quarterly Report and incorporated in our Current Report on Form 8-K filed on July 24, 2018, as further updated by the risks described below, as well as in other documents that we subsequently file with the SEC that are incorporated by reference into this prospectus supplement. See also "Where You Can Find More Information."

Risks Related to the Ordinary Shares, American Depositary Shares and This Offering

An active public trading market for the ordinary shares may not develop and the ordinary shares may trade below the public offering price.

        Prior to this offering, there has been no public market for our ordinary shares. Approval-in-principle has been granted by the HKEx for the listing of, and permission to deal in, our ordinary shares. However, a liquid public market for the ordinary shares may not develop. If an active trading market for the ordinary shares does not develop after this offering, the market price and liquidity of the ordinary shares may be materially and adversely affected. The public offering price for the ordinary shares has been determined by negotiation among us and the underwriters based upon several factors, and the price at which the ordinary shares trade after this offering may decline below the public offering price. Investors in the ordinary shares may experience a significant decrease in the value of their ordinary shares regardless of our operating performance or prospects. Holders of the ordinary shares may be able to deposit and convert their shares to ADSs with the depositary, subject to the terms and conditions of the deposit agreement, which is incorporated by reference herein. See "Risk Factors—Risks Related to the American Depositary Shares" in our March 2018 Quarterly Report for additional risks related to the ADSs.

The price of the ADSs historically has been volatile, which may affect the price at which you could sell the ADSs and ordinary shares.

        The ADSs are listed on NASDAQ under the symbol "BGNE." The market price for the ADSs has varied between a high price of US$220.10 on June 8, 2018 and a low price of US$65.59 on August 18, 2017 in the 12-month period ending on August 2, 2018. This volatility may affect the price at which you could sell the ADSs and ordinary shares. The ADS price is likely to continue to be, and the ordinary share price is likely to be, volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in these "Risk Factors" and under "Risk Factors" in our March 2018 Quarterly Report and our subsequent periodic reports and incorporated in our Current Report on Form 8-K filed on July 24, 2018; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts' estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

        Our management will have broad discretion in the application of the net proceeds that we receive from this offering, including for our ongoing and planned clinical trials, the preparation for registration filings and commercialization of our product candidates, the continued expansion of our product portfolio and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

As the public offering price is substantially higher than our net tangible book value per ordinary share, you will incur immediate and substantial dilution.

        If you purchase ordinary shares in this offering, you will pay more for your ordinary shares than the amount paid by existing holders for their ordinary shares or ADSs on a per-ordinary-share basis. As a result, you will experience immediate and substantial dilution of US$10.86 per ordinary share (assuming no exercise of outstanding options to acquire ordinary shares, no vesting of outstanding restricted share units, and no exercise of the joint global coordinators' option to purchase additional ordinary shares), representing the difference between our as adjusted net tangible book value per ordinary share as of March 31, 2018, after giving effect to this offering, and the public offering price of HK$108.00 (or US$13.76) per ordinary share. In addition, you will experience further dilution to the extent that our ordinary shares are issued upon the exercise of share options or vesting of restricted share units. All of the ordinary shares issuable upon the exercise of currently outstanding share options will be issued at a purchase price on a per ordinary share basis that is less than the public offering price per ordinary share in this offering. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled "Dilution."

Future sales of our ordinary shares and/or the ADSs in the public market could cause the ordinary share and/or ADS price to fall.

        Our ordinary share and/or ADS price could decline as a result of sales of a large number of ordinary shares and/or the ADSs or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

        As of May 4, 2018, we had 698,883,853 ordinary shares outstanding, of which 495,841,346 ordinary shares were held in the form of 38,141,642 ADSs. Of this amount, 32,746,416 ordinary shares issued to Celgene are subject to a lock-up until September 1, 2018. We have also granted certain registration rights with respect to the shares issued to Celgene in the event that they are not eligible for sale under Rule 144.

        In connection with the Global Offering (as defined in the section titled "Underwriting"), our directors and executive officers, certain trusts and parties affiliated with such directors and officers and certain holders of our shares have signed lock-up agreements. Upon completion of the Global Offering, assuming the underwriters do not exercise their option to purchase additional ordinary shares, approximately 81.7% of our outstanding ordinary shares immediately after the Global Offering will not be subject to lock-up agreements and may be sold to the public after the Global Offering from time to time.

        We filed a registration statement with the SEC on behalf of certain shareholders, registering 299,279,370 ordinary shares in the form of 23,021,490 ADSs to be resold by the selling shareholders identified therein and in any related prospectus supplement from time to time. Furthermore, we have registered or plan to register the offer and sale of all securities that we have issued and may issue in the future under our equity compensation plans, including upon the exercise of share options and vesting of restricted share units. If these additional securities are sold, or if it is perceived that they will be sold, in the public market, the trading price of our ordinary shares and/or ADSs could decline.

        In addition, in the future, we may issue additional ordinary shares, ADSs or other equity or debt securities convertible into ordinary shares or ADSs in connection with a financing, acquisition, litigation settlement, employee arrangements or otherwise. Any such issuance could result in substantial dilution to our existing shareholders and could cause the ordinary share and/or ADS price to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of the ordinary shares and ADSs for return on your investment.

        We intend to retain most, if not all, of our available funds and earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the ordinary shares or ADSs as a source for any future dividend income.

        Our board of directors has significant discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual and regulatory restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in the ordinary shares and ADSs will likely depend entirely upon any future price appreciation of the ordinary shares and ADSs. There is no guarantee that the ordinary shares and ADSs will appreciate in value or even maintain the price at which you purchased the ordinary shares and ADSs. You may not realize a return on your investment in the ordinary shares or ADSs and you may even lose your entire investment in the ordinary shares and ADSs.

If securities or industry analysts do not continue to publish research or publish inaccurate or unfavorable research about our business, the market price for the ordinary shares and ADSs and trading volume could decline.

        The trading market for the ADSs relies, and the trading market for the ordinary shares, if any, will rely, in part on the research and reports that equity research analysts publish about us or our business. We do not control these analysts. If research analysts do not maintain adequate research coverage or if one or more of the analysts who covers us downgrades the ordinary shares or ADSs or publishes inaccurate or unfavorable research about our business, the market price for the ordinary shares and ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the ordinary shares and ADSs to decline significantly.

The market price of the ordinary shares and ADSs may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the HKEx and the NASDAQ.

        Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, the ordinary shares and ADSs and sales of substantial amounts of the ordinary shares or ADSs in the market, in each case being unrelated or disproportionate to changes in our operating performance. The overall global economy has recently contributed to the volatility of the markets, which may have an effect on the market price of the ordinary shares and ADSs.

The dual listing of our ordinary shares and ADSs may adversely affect the liquidity and value of our ordinary shares and ADSs.

        The ADSs are traded on NASDAQ, and approval-in-principle has been granted by the HKEx for the listing of, and permission to deal in, our ordinary shares. The dual listing of our ordinary shares and ADSs may dilute the liquidity of these securities in one or both markets and may adversely affect the maintenance of an active trading market for ADSs in the United States or ordinary shares in Hong Kong. The price of our ADSs could also be adversely affected by trading in our ordinary shares on the HKEx. Although we have applied, and intend, to list our ordinary shares on the HKEx, we may decide at some point in the future to delist our ordinary shares from the HKEx, and our shareholders may approve such delisting. We cannot predict the effect such delisting of our ordinary shares on the HKEx would have on the market price of our ADSs on NASDAQ.

Fluctuations in the exchange rate between the U.S. dollar and the Hong Kong dollar may increase the risk of holding our ADSs.

        If our listing application is approved, our ordinary shares will trade on the HKEx in Hong Kong dollars, while our ADSs trade on NASDAQ in U.S. dollars. Fluctuations in the exchange rate between the U.S. dollar and the Hong Kong dollar may result in differences between the value of our ADSs and the value of our ordinary shares, which may result in heavy trading by investors seeking to exploit such differences. In addition, as a result of fluctuations in the exchange rate between the U.S. dollar and the Hong Kong dollar, the U.S. dollar equivalent of the proceeds that a holder of ADSs would receive upon the sale in Hong Kong of any ordinary shares withdrawn from the depositary upon calculation of the corresponding ADSs and the U.S. dollar equivalent of cash dividends, if any, paid in Hong Kong dollars on our ordinary shares represented by ADSs could also decline.

We may be a passive foreign investment company in future taxable years, which may have adverse U.S. federal income tax consequences for U.S. shareholders.

        A non-U.S. corporation will be classified as a "passive foreign investment company," or a "PFIC," for any taxable year if either (1) 75% or more of its gross income consists of certain types of passive income or (2) 50% or more of the average quarterly value of its assets during such year produce or are held for the production of passive income. Based upon the current and expected composition of our income and assets (taking into account the expected proceeds from the Global Offering), we do not presently expect to be a PFIC for the current taxable year. Nevertheless, because our PFIC status must be determined annually with respect to each taxable year and will depend on the composition and character of our assets and income, including our use of proceeds from the Global Offering, and the value of our assets (which may be determined, in part, by reference to the market value of our ADSs and ordinary shares, which may be volatile) over the course of such taxable year, we may be a PFIC in any taxable year. The determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use our liquid assets and the cash raised in the Global Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. In addition, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming a PFIC in the current or subsequent years. Further, U.S. investors should be aware that we determined we were a PFIC for 2016.

        If we are a PFIC for any taxable year during a U.S. shareholder's holding period of the ordinary shares or ADSs, then such U.S. shareholder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the ordinary shares or ADSs and on the receipt of distributions on the ordinary shares or ADSs to the extent such distribution is treated as an "excess distribution" under the United States federal income tax rules. In addition, such holders may be subject to burdensome reporting requirements.

        Further, if we are classified as a PFIC for any year during which a U.S. shareholder holds our ordinary shares or ADSs, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. shareholder holds such ordinary shares or ADSs. Each U.S. shareholder should consult its tax advisor regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership and disposition of the ordinary shares and ADSs. See "Taxation—United States Federal Income Tax Considerations" for additional information.

USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale of ordinary shares that we are selling in this offering will be approximately HK$6.8 billion, or US$870.1 million (or approximately HK$7.9 billion, or US$1.0 billion, if the joint global coordinators exercise their option to purchase an additional 9,840,000 ordinary shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. On July 27, 2018, the noon buying rate of the Federal Reserve Bank of New York for the Hong Kong dollar was $1.00 = HK$7.8478. The currency translations in this "Use of Proceeds" section reflect this exchange rate.

        We intend to use the net proceeds we will receive from this offering for the following purposes:

  •
  75% of net proceeds, or HK$5.1 billion (US$652.6 million), allocated to our core programs as follows:

  •
  32.5% of net proceeds, or HK$2.2 billion (US$282.8 million), for zanubrutinib, out of which

  •
  17.9% of net proceeds, or HK$1.2 billion (US$155.7 million), for ongoing and planned clinical trials of zanubrutinib,

  •
  4.9% of net proceeds, or HK$334.6 million (US$42.6 million), in preparation for registration filings of zanubrutinib in China, estimated to be in 2018, and in the United States, estimated to be in 2019, and

  •
  9.7% of net proceeds, or HK$662.4 million (US$84.4 million), for preparation for launch and, subject to regulatory approval, commercialization of zanubrutinib in China and the United States,

  •
  32.5% of net proceeds, or HK$2.2 billion (US$282.8 million), for tislelizumab, out of which

  •
  24.4% of net proceeds, or HK$1.7 billion (US$212.3 million), for ongoing and planned clinical trials of tislelizumab,

  •
  4.9% of net proceeds, or HK$334.6 million (US$42.6 million), in preparation for registration filings of tislelizumab, the first of which is anticipated in China in 2018 in R/R HL, and

  •
  3.2% of net proceeds, or HK$218.5 million (US$27.8 million), for preparation for launch and, subject to regulatory approval, commercialization of tislelizumab in China,

  •
  10% of net proceeds, or HK$682.8 million (US$87.0 million), for pamiparib, out of which

  •
  6.5% of net proceeds, or HK$443.8 million (US$56.6 million), for ongoing and planned clinical trials of pamiparib,

  •
  1.5% of net proceeds, or HK$102.4 million (US$13.1 million), in preparation for registration filings of pamiparib, and

  •
  2.0% of net proceeds, or HK$136.6 million (US$17.4 million), for preparation for launch, and subject to regulatory approval, commercialization of pamiparib in China and the United States.

  •
  15% of net proceeds, or HK$1.0 billion (US$130.5 million), to fund continued expansion of our product portfolio in cancer and potentially other therapeutic areas through internal research and external licenses and business development collaborations, including the development cost of internal early clinical and preclinical-stage pipeline agents and in-licensed pipeline agents;

  •
  10% of net proceeds, or HK$682.8 million (US$87.0 million), for working capital, expanding internal capabilities and general corporate purposes.

        This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses set forth above. The amounts and timing of our actual expenditures and the extent of clinical development may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from preclinical studies and any ongoing clinical trials or clinical trials we may commence in the future, as well as any collaborations that we may enter into with third parties for our drug candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and may change the allocation of use of these proceeds among the uses described above. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

        To the extent that the net proceeds of the offering are not immediately required for the above purposes or if we are unable to put into effect any part of our development plan as intended, we may hold such funds in short-term deposits so long as it is deemed to be in the best interests of the Company.

EXCHANGE RATES

        The following table sets forth, for each period indicated, the low and high exchange rates of Hong Kong dollars per U.S. dollar, the exchange rate at the end of such period and the average of such exchange rates on the last day of each month during such period, based on the noon buying rate of the Federal Reserve Bank of New York for the Hong Kong dollar. As used in this document, the term "noon buying rate" refers to the rate of exchange for the Hong Kong dollar, expressed in Hong Kong dollars per U.S. dollar, as certified by the Federal Reserve Bank of New York for customs purposes. The exchange rates set forth below demonstrate trends in exchange rates, but the actual exchange rates used throughout this prospectus supplement may vary.

	Year Ended December 31,
	2013	2014	2015	2016	2017
High	7.7654	7.7669	7.7686	7.8270	7.8267
Low	7.7503	7.7495	7.7495	7.7505	7.7540
Rate at end of period	7.7539	7.7531	7.7507	7.7534	7.8128
Average rate per period	7.7565	7.7545	7.7524	7.7620	7.7926

        The following table sets forth, for each of the last six months, the low and high exchange rates for Hong Kong dollars per U.S. dollar and the exchange rate at the end of the month based on the noon buying rate as described above.

	January 2018	February 2018	March 2018	April 2018	May 2018	June 2018
High	7.8230	7.8267	7.8486	7.8499	7.8499	7.8492
Low	7.8161	7.8183	7.8275	7.8432	7.8439	7.8452
Rate at end of period	7.8210	7.8262	7.8484	7.8479	7.8439	7.8463

        On July 27, 2018, the noon buying rate of the Federal Reserve Bank of New York for the Hong Kong dollar was US$1.00 = HK$7.8478. Unless otherwise indicated, currency translations in this prospectus supplement reflect this exchange rate.

MARKET INFORMATION

        Prior to this offering, there has been no public market for our ordinary shares. Approval-in-principle has been granted by the HKEx for the listing of, and permission to deal in, our ordinary shares under the stock code "06160."

        The ADSs have been publicly traded on the NASDAQ under the symbol "BGNE" since our initial public offering on February 3, 2016, which was completed at a price to the public of US$24.00 per ADS. Prior to that date, there was no public trading market for the ADSs. The following table sets forth the high and low intraday sale prices per ADS on the NASDAQ for the periods indicated.

	Per ADS
Period	High		Low
Fiscal Year Ended December 31, 2016
First quarter (beginning February 3, 2016)	US$	35.55	US$	22.51
Second quarter	US$	33.31	US$	26.01
Third quarter	US$	33.92	US$	24.53
Fourth quarter	US$	37.89	US$	26.58
Fiscal Year Ended December 31, 2017
First quarter	US$	41.81	US$	29.88
Second quarter	US$	45.99	US$	34.58
Third quarter	US$	103.80	US$	45.21
Fourth quarter	US$	118.95	US$	77.54
Fiscal Year Ending December 31, 2018
First quarter	US$	182.79	US$	95.34
Second quarter	US$	220.10	US$	145.06
Third quarter (through August 2, 2018)	US$	194.56	US$	150.12

        On August 2, 2018, the last reported sale price of the ADSs on the NASDAQ was US$178.14 per ADS. As of July 26, 2018, there were approximately 92 holders of record of our ordinary shares and seven holders of record of the ADSs. This number does not include beneficial owners whose ADSs are held by nominees in street name.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents, restricted cash, short-term investments, long-term bank loan (including current portion), shareholder loan and capitalization as of March 31, 2018:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to our sale in this offering of 65,600,000 ordinary shares at the public offering price, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the joint global coordinators' option to purchase additional ordinary shares.

        You should read this table together with our consolidated financial statements and related notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2017, or our 2017 Annual Report, and our March 2018 Quarterly Report, included and incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the information set forth under the headings "Selected Consolidated Financial and Other Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2017 Annual Report and the information set forth under the headings "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our March 2018 Quarterly Report.

	March 31, 2018
	Actual		As Adjusted
	(unaudited)
	(in thousands, except share and per share amounts)
Cash and cash equivalents	US$	490,634	US$	1,360,741
Restricted cash		17,460		17,460
Short-term investments		973,381		973,381
Long-term bank loan (including current portion)		19,130		19,130
Shareholder loan		154,551		154,551
Shareholders' equity:
Ordinary shares, US$0.0001 par value; 9,500,000,000 shares authorized, 698,942,730(1) shares issued and outstanding (actual); 9,500,000,000 shares authorized, 764,542,730 shares issued and outstanding (as adjusted)		70		76
Undesignated shares, US$0.0001 par value; 500,000,000 shares authorized, no shares issued or outstanding (actual); 500,000,000 shares authorized and no shares issued or outstanding (as adjusted)		—		—
Additional paid-in capital		1,782,033		2,652,134
Accumulated other comprehensive income		320		320
Accumulated deficit		(438,042)		(438,042)
Noncontrolling interest		14,341		14,341
Total equity		1,358,722		2,228,829
Total capitalization	US$	1,532,403	US$	2,402,510

(1)
Shares issued and outstanding include 806,250 issued but unvested restricted shares as of March 31, 2018.

        The actual as adjusted information set forth in the table excludes:

  •
  20,143,706 shares issuable upon the exercise of options outstanding as of March 31, 2018 pursuant to our 2011 Plan at a weighted-average exercise price of US$0.38 per share;

  •
  85,467,151 shares issuable upon the exercise of options outstanding as of March 31, 2018 pursuant to our 2016 Plan at a weighted-average exercise price of US$3.30 per share;

  •
  4,117,022 shares issuable upon the vesting of restricted share units outstanding as of March 31, 2018 pursuant to our 2016 Plan;

  •
  31,553,720 shares reserved for future issuance under our 2016 Plan as of March 31, 2018; and

  •
  15,200,667 shares issuable upon the exercise of options granted outside our 2011 Plan or 2016 Plan as of March 31, 2018, at an exercise price of US$0.50 per share.

DILUTION

        If you invest in the ordinary shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per ordinary share and as adjusted net tangible book value per ordinary share immediately after this offering.

        Our net tangible book value as of March 31, 2018 was US$1,351.6 million, or US$1.93 per outstanding ordinary share as of that date, and US$25.14 per ADS. Net tangible book value represents our total tangible assets less our total liabilities. As adjusted net tangible book value per ordinary share is calculated after giving effect to the issuance of ordinary shares by us in this offering. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share from the public offering price per ordinary share.

        Without taking into account any other changes in net tangible book value after March 31, 2018, other than to give effect to the issuance and sale by us of 65,600,000 ordinary shares in this offering at the public offering price, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2018 would have been US$2,221.7 million, or US$2.90 per outstanding ordinary share and US$37.78 per ADS. This represents an immediate increase in as adjusted net tangible book value of US$0.97 per ordinary share and US$12.64 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$10.86 per ordinary share and US$141.12 per ADS to investors purchasing ordinary shares in this offering. The following table illustrates this dilution:

	Per Share		Per ADS
Public offering price per share	US$	13.76	US$	178.90
Historical net tangible book value per share as of March 31, 2018	US$	1.93	US$	25.14
Increase in net tangible book value per share attributable to new investors		0.97		12.64
As adjusted net tangible book value per share after this offering		2.90		37.78
Dilution per share to investors participating in this offering	US$	10.86	US$	141.12

        If the joint global coordinators exercise their option to purchase additional ordinary shares in full, the as adjusted net tangible book value would be US$3.04 per ordinary share and US$39.50 per ADS, and the dilution in as adjusted net tangible book value to investors in this offering would be US$10.72 per ordinary share and US$139.40 per ADS.

        The above discussion and tables are based on 698,942,730 ordinary shares outstanding as of March 31, 2018, including 806,250 issued but unvested restricted shares, and excludes:

  •
  20,143,706 shares issuable upon the exercise of options outstanding as of March 31, 2018 pursuant to our 2011 Option Plan at a weighted-average exercise price of US$0.38 per share;

  •
  85,467,151 shares issuable upon the exercise of options outstanding as of March 31, 2018 pursuant to our 2016 Plan, at a weighted-average exercise price of US$3.30 per share;

  •
  4,117,022 shares issuable upon the vesting of restricted share units outstanding as of March 31, 2018 pursuant to our 2016 Plan;

  •
  31,553,720 shares reserved for future issuance under our 2016 Plan as of March 31, 2018; and

  •
  15,200,667 shares issuable upon the exercise of options granted outside our 2011 Plan or 2016 Plan as of March 31, 2018, at an exercise price of US$0.50 per share.

        To the extent that outstanding options are exercised or restricted share units vest, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

DIVIDEND POLICY

        We have never declared or paid any dividends on our ordinary shares or any other securities. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Investors should not purchase the ordinary shares with the expectation of receiving cash dividends.

        Any future determination to pay dividends will be made at the discretion of our board of directors and may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. If we pay any dividends, we will pay the ADS holders to the same extent as holders of our ordinary shares, subject to the terms of the deposit agreement, as amended, including the fees and expenses payable thereunder. See the section titled "Description of Securities" in the accompanying prospectus. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

        If we pay dividends in the future, in order for us to distribute dividends to our shareholders and ADS holders, we will rely to some extent on any dividends distributed by our PRC subsidiaries. Any dividend distributions from our PRC subsidiaries to us will be subject to PRC withholding tax. In addition, regulations in the PRC currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. See the section of our March 2018 Quarterly Report titled "Risk Factors—Risks Related to Our Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business."

TAXATION

        The following discussion is a summary of the United States federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares acquired by a U.S. Holder (as defined below) pursuant to this offering and the ADSs received by such U.S. Holder upon a future deposit of ordinary shares, in each case as of the date of this prospectus supplement. Except where noted, this summary deals only with U.S. Holders that are initial purchasers of the ordinary shares and that will hold such ordinary shares (or ADSs, upon future deposit of ordinary shares) as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. Holder.

        This summary does not describe all of the United States federal income tax consequences that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

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  a dealer in securities or currencies;

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  a financial institution;

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  a pension plan;

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  a regulated investment company;

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  a real estate investment trust;

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  an insurance company;

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  a tax-exempt organization;

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  a person holding our ordinary shares or ADSs in connection with a trade or business outside the United States;

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  a person holding our ordinary shares or ADSs as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

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  a trader in securities that has elected the mark-to-market method of tax accounting;

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  a person who owns or is deemed to own 10% or more of our stock by vote or value;

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  a partnership or other pass-through entity for United States federal income tax purposes; or

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  a person whose "functional currency" is not the United States dollar.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, current (and, to the extent noted below, proposed) Treasury regulations, rulings and judicial decisions thereunder, and the income tax treaty between the United States and the PRC, or the Treaty, as of the date of this prospectus supplement, and such authorities may be replaced, revoked or modified, perhaps retroactively, and may be subject to differing interpretations, which could result in United States federal income tax consequences different from those discussed below. No ruling has been sought from the Internal Revenue Service (the "IRS") with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

        As used herein, the term "U.S. Holder" means a beneficial owner of an ordinary share or ADS that is for United States federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons has or have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        If a partnership (or any other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares or ADSs, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership holding our ordinary shares or ADSs or a partner in such a partnership, you should consult your tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of our ordinary shares or ADSs.

        This summary does not address all aspects of U.S. federal income tax, does not deal with all tax considerations that may be relevant to stockholders in light of their personal circumstances and does not address the Medicare tax imposed on certain net investment income or any state, local, foreign, gift, estate or alternative minimum tax considerations. If you are considering the purchase of our ordinary shares, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation, as well as any consequences arising under the laws of any other taxing jurisdiction.

ADSs

        If you own ADSs, for United States federal income tax purposes, you will generally be treated as the beneficial owner of the underlying ordinary shares that are represented by such ADSs. The remainder of this discussion assumes that a holder of ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to United States federal income tax.

Passive Foreign Investment Company Considerations

        A non-United States corporation, such as our Company, will be a "passive foreign investment company," or a "PFIC," for United States federal income tax purposes, if, in the case of any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of "passive" income or (ii) 50% or more of the average quarterly fair market value of its assets during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset, and the company's unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, certain rents and royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

        Based upon the current and expected composition of our income and assets (taking into account the expected proceeds from the Global Offering), we do not presently expect to be a PFIC for the current taxable year. The determination of whether we are or will become a PFIC for any taxable year, however, will depend in part upon the value of our goodwill and other unbooked intangibles (which may depend upon the market price of our ordinary shares and ADSs from time-to-time, which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of the Global Offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. It is also possible that the IRS may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or one or more future taxable years. In addition, a U.S. Holder should be aware that we previously determined we were a PFIC for 2016.

        The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets, which may be affected by how, and how quickly, we use our liquid assets and the cash raised in the Global Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being classified as a PFIC may substantially increase. Because our PFIC status for any taxable year is a factual determination that can be made only after the close of a taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. If we are a PFIC for any year during which a U.S. holder holds our ADSs or ordinary shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds such ADSs or ordinary shares.

        The discussion below under "Dividends" and "Sale or Other Disposition of Shares and ADSs" is written on the basis that we will not be or become a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under "Passive Foreign Investment Company Rules."

Dividends

        Subject to the discussion under "Passive Foreign Investment Company Rules" below, the gross amount of distributions on the ADSs or ordinary shares (including any amounts withheld in respect of PRC withholding taxes) generally will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income (including withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you, in the case of the ordinary shares, or by the depositary, in the case of ADSs. Such dividends will generally not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. With respect to certain non-corporate United States investors, dividend income may be subject to reduced rates of taxation provided that (1) the ADSs or ordinary shares, as applicable, are readily tradable on an established securities market in the United States or the non-United States corporation is eligible for the benefit of an income tax treaty with the United States that the U.S. Treasury has determined is satisfactory for purposes of the rules applicable to qualified dividends and that includes an exchange of information program, (2) the non-United States corporation is not a PFIC (as discussed above) for either the taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period and other requirements are met. For this purpose, ADSs listed on the NASDAQ will be considered to be readily tradable on an established securities market in the United States. There can be no assurance that our ADSs will be considered readily tradable on an established securities market in the United States in later years. Since we do not expect that our ordinary shares will be listed on an established securities market in the United States, however, dividends that we pay on our ordinary shares that are not represented by ADSs are not likely to meet the conditions required for the reduced tax rate. Nonetheless, if we are treated as a PRC resident enterprise under the Enterprise Income Tax Law, or EIT law, we may be eligible for the benefits of the Treaty. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our ADSs or ordinary shares.

        In the event that we are deemed to be a PRC resident enterprise under the EIT Law, you may be subject to PRC withholding taxes on distributions paid to you with respect to the ADSs or ordinary shares.

In that case, subject to a number of complex conditions and limitations, PRC withholding taxes (at a rate not exceeding any applicable treaty rate) on dividends will generally be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or ordinary shares will be treated as foreign-source income and will generally constitute passive category income. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances. In lieu of claiming a credit, you may elect to deduct such PRC taxes in computing your taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits must apply to all foreign taxes paid or accrued in the taxable year.

        To the extent that the amount of any distribution on the ADSs or ordinary shares exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in your adjusted tax basis in the ADSs or ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the ADSs or ordinary shares), and the balance in excess of adjusted tax basis will be taxed as capital gain recognized on a sale or exchange, as described below under "Sale or Other Disposition of Shares and ADSs" However, we may not calculate earnings and profits in accordance with United States federal income tax principles. Therefore, a U.S. Holder may be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of the distribution as a "dividend" for United States federal income tax purposes (as discussed above).

        Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for U.S. federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder should generally not be required to recognize foreign currency gain or loss in respect thereof. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Shares and ADSs

        For United States federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of ordinary shares or ADSs in an amount equal to the difference between the amount realized for the ordinary shares or ADSs and your tax basis in the disposed-of ordinary shares or ADSs. Subject to the discussion under "Passive Foreign Investment Company Rules" below, such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized will generally be treated as United States source gain or loss. However, if we were treated as a PRC resident enterprise for EIT Law purposes and PRC tax were imposed on any gain, and if you are eligible for the benefits of the Treaty, you may elect to treat such gain as PRC source gain. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ordinary shares or ADSs unless such credit can be applied (subject to applicable limitations) against tax due on other income derived from foreign sources. You are urged to consult your tax advisor regarding the tax consequences in case any PRC tax is imposed on gain on a disposition of the ordinary shares or ADSs, including the availability of the foreign tax credit and the election to treat any gain as PRC source, under your particular circumstances. A U.S. Holder that receives

HK dollars or another currency other than U.S. dollars on the disposition of our ordinary shares or ADSs will realize an amount equal to the U.S. dollar value of the non-US currency received at the spot rate on the date of sale (or, if the ordinary shares or ADSs are considered to be traded on a recognized exchange, in the case of cash basis and electing accrual basis U.S. holders, the settlement date). An accrual basis U.S. holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Rules

        If we are a PFIC for any taxable year during which you own the ADSs or ordinary shares and you do not make a mark-to-market election or a "QEF election," each as discussed below, you will generally be subject to special tax rules with respect to any "excess distribution" received and any gain realized from a sale or other disposition, including a pledge, of ADSs or ordinary shares. Any distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as excess distributions. Under these special tax rules:

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  the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares;

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  the amount allocated to the current taxable year, and any taxable year in your holding period prior to the first taxable year in which we were a PFIC, will be taxed as ordinary income; and

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  the amount allocated to each other taxable year will be subject to tax at the highest tax rate in effect for that taxable year for individuals or corporations, as appropriate, and would be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other taxable year.

        The tax liability for amounts allocated to years prior to the year of disposition or "excess distribution" cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs or ordinary shares cannot be treated as capital, even if you hold the ADSs or ordinary shares as capital assets. In addition, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. See "Dividends."

        If we are a PFIC for any taxable year during which you own the ADSs or ordinary shares and any of our non-United States subsidiaries or other entities in which we directly or indirectly own equity interests is also a PFIC or a lower-tier PFIC, you would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules and will be subject to U.S. federal income tax according to the PFIC rules described above on (i) certain distributions by a lower-tier PFIC and (ii) a disposition of shares of a lower-tier PFIC, in each case as if you owned such shares directly, even though you have not received the proceeds of those distributions or dispositions. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

        In certain circumstances, in lieu of being subject to the general tax treatment for PFICs discussed above, you may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is "regularly traded" on a "qualified exchange." The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that is a qualified exchange, as defined in U.S. Treasury regulations. Under current law, the mark-to-market election may be available to U.S.

Holders of ADSs if the ADSs are listed on the NASDAQ, which constitutes a qualified exchange, and are "regularly traded" for purposes of the mark-to-market election (for which no assurance can be given). The ADSs will be treated as "regularly traded" in any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter. Although approval-in-principle has been granted by the HKEx for the listing of, and permission to deal in, our ordinary shares, we cannot guarantee that this exchange will be qualified in the current or future taxable years for purposes of the mark-to-market election. Furthermore, we cannot guarantee that, once listed, our ordinary shares will continue to be listed and traded on the HKEx.

        If you make an effective mark-to-market election, you will include in ordinary income any gain you recognize in a taxable year that we are a PFIC, in an amount equal to the excess of the fair market value of your ordinary shares or ADSs at the end of the taxable year over your adjusted tax basis in the ordinary shares or ADSs. You will be entitled to deduct as an ordinary loss in each such taxable year the excess of your adjusted tax basis in the ordinary shares or ADSs over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, in each year that we are a PFIC any gain you recognize upon the sale or other disposition of your ordinary shares or ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Your adjusted tax basis in the ordinary shares or ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make an effective mark-to-market election, distributions paid on ordinary shares or ADSs will be treated as discussed under "Dividends" above. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years during which we are a PFIC unless the ordinary shares or ADSs are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances. In particular, you should consider carefully the impact of a mark-to-market election with respect to your ordinary shares or ADSs given that we may own interests in lower-tier PFICs for which a mark-to-market election, as a technical matter, may not be available. Consequently, you could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments.

        Alternatively, you may be able to avoid the general tax treatment for PFICs described above by electing to treat us (and each lower-tier PFIC) as a "qualified electing fund," or QEF, for each of the taxable years during your holding period that we are a PFIC. We intend to determine our PFIC status at the end of each taxable year and to satisfy any applicable record keeping and reporting requirements that apply to a QEF, and will endeavor to provide to you, for each taxable year that we determine we are or may be a PFIC, a PFIC Annual Information Statement containing the information necessary for you to make a QEF election with respect to us (and, subject to the following paragraph, any of our subsidiaries which are lower-tier PFICs). We may elect to provide such information on our website. However, there can be no assurances that we will make the necessary information available to you.

        We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

        You are urged to consult your own tax advisors regarding the procedure for making a QEF election, including the complex rules relating to potential late QEF elections.

        If you make a QEF election, you will be currently taxable on your pro rata share of the QEF's ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC, even if no dividend distributions were received. Any distributions we make out of our earnings and profits that were previously included in your income under the QEF election would not be taxable to you. Your tax basis in your ADSs or ordinary shares would be increased by an amount equal to any income included under the QEF election and decreased by any amount distributed on the ADSs or ordinary shares that is not included in your income. In addition, you will recognize capital gain or loss on the disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized and your adjusted tax basis in the ADSs or ordinary shares, each as determined in U.S. dollars. You will not be currently taxed on the ordinary income and net capital gain of a QEF for any year that the QEF is not a PFIC.

        For any taxable year that we are treated as a PFIC with respect to a U.S. Holder, the holder will generally be required to file Form 8621 with the U.S. Internal Revenue Service. Significant penalties are imposed for failure to file such form, and the failure to file such form may suspend the running of the statute of limitations on the entire return.

        You are urged to consult your tax advisor regarding the potential tax consequences to you if we are or become a PFIC, including the possibility and advisability of making a mark-to-market or QEF election.

        THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN OUR ADSs OR ORDINARY SHARES IS URGED TO CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF ACQUIRING, HOLDING AND DISPOSING OF OUR ADSs OR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR'S OWN CIRCUMSTANCES.

CONVERSION BETWEEN ADSs AND ORDINARY SHARES

        Our register of members holding unlisted ordinary shares ("shares") will be maintained by the Principal Share Registrar, Mourant Governance Services (Cayman) Limited, in the Cayman Islands, and our register of members holding shares listed on the HKEx and shares represented by the ADSs (other than shares represented by restricted ADSs) will be maintained by our Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited, in Hong Kong.

        We have instructed the Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited, and it has agreed, not to register the subscription, purchase or transfer of any shares in the name of any particular holder unless and until the holder delivers a signed form to the Hong Kong Share Registrar in respect of those shares bearing statements to the effect that the holder:

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  agrees with the Company and each of the shareholders, and the Company agrees with each shareholder, to observe and comply with the Companies Law;

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  agrees with the Company and each of the shareholders that the shares are freely transferable by the holders thereof; and

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  authorizes the Company to enter into a contract on his or her behalf with each of the directors, managers and officers of the Company whereby such directors, managers and officers undertake to observe and comply with their obligations to the shareholders as stipulated in the Articles.

Ownership of ADSs

        An owner of ADSs may hold his or her ADSs either by means of an ADR registered in his or her name, through a brokerage or safekeeping account, or through an account established by the depositary bank in his or her name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the "direct registration system" or "DRS"). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company ("DTC"), the central book-entry clearing and settlement system for equity securities in the United States. If an owner of ADSs decides to hold his or her ADSs through his or her brokerage or safekeeping account, he or she must rely on the procedures of his or her broker or bank to assert his or her rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. All ADSs held through DTC will be registered in the name of a nominee of DTC.

Dealings and Settlement

        Dealings in our shares on the HKEx and our ADSs on the NASDAQ Global Select Market will be conducted in Hong Kong dollars and U.S. dollars, respectively. Our shares will be traded on the HKEx in board lots of 100 shares.

        The transaction costs of dealings in our shares on the HKEx include a HKEx trading fee of 0.005%, a SFC transaction levy of 0.0027%, a transfer deed stamp duty of HK$5.00 per transfer deed and ad valorem stamp duty on both the buyer and the seller charged at the rate of 0.1% each of the consideration or, if higher, the fair value of our shares transferred. The brokerage commission in respect of trades of shares on the HKEx is freely negotiable.

        Investors in Hong Kong must settle their trades executed on the HKEx through their brokers directly or through custodians. For an investor in Hong Kong who has deposited his shares in his stock account or in his designated CCASS Participant's stock account maintained with the Central Clearing and Settlement System (CCASS) established and operated by Hong Kong Securities Clearing Company Limited, a wholly-

owned subsidiary of Hong Kong Exchanges and Clearing Limited (HKSCC), settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his broker or custodian before the settlement date.

        An investor may arrange with his broker or custodian on a settlement date in respect of his trades executed on the HKEx. Under the Listing Rules (as defined below) and the General Rules of CCASS and CCASS Operational Procedures in effect from time to time, the date of settlement must be the second business day (a day on which the settlement services of CCASS are open for use by CCASS Participants) following the trade date (T+2). For trades settled under CCASS, the General Rules of CCASS and CCASS Operational Procedures in effect from time to time provided that the defaulting broker may be compelled to compulsorily buy-in by HKSCC the day after the date of settlement (T+3), or if it is not practicable to do so on T+3, at any time thereafter. HKSCC may also impose fines from T+2 onwards.

        The CCASS stock settlement fee payable by each counterparty to a HKEx trade is currently 0.002% of the gross transaction value subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per trade.

Depositary

        The depositary for our ADSs is Citibank, N.A. ("the Depositary"), whose office is located at 388 Greenwich Street, New York, New York 10013, United States. The certificated ADSs are evidenced by certificates referred to as American Depositary Receipts ("ADRs") that are issued by the Depositary.

        Each ADS represents ownership interests in 13 shares, and any and all securities, cash or other property deposited with the Depositary in respect of such shares but not distributed to ADS holders.

        ADSs may be held either (1) directly (a) by having an ADR registered in the holder's name or (b) by holding in the DRS, pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the Depositary to the ADS holders entitled thereto, or (2) indirectly through the holder's broker or other financial institution. The following discussion regarding ADSs assumes the holder holds its ADSs directly. If a holder holds the ADSs indirectly, it must rely on the procedures of its broker or other financial institution to assert the rights of ADS holders described in this section. If applicable, you should consult with your broker or financial institution to find out what those procedures are.

        We do not treat ADS holders as shareholders, and ADS holders have no shareholder rights. Cayman Islands law governs shareholder rights. Because the Depositary actually holds the legal title to our shares represented by ADSs (through the Depositary's Custodian (as defined below)), ADS holders must rely on it to exercise the rights of a shareholder. The obligations of the Depositary are set out in the deposit agreement, as amended, among us, Citibank, N.A. and our ADS holders and beneficial owners from time to time (the "Deposit Agreement"). The Deposit Agreement and the ADRs evidencing ADSs are governed by the law of the State of New York.

Transfer of Shares to Hong Kong Register

        All of our shares are currently registered on the principal register of members in the Cayman Islands. As at July 20, 2018, there was an aggregate of 701,563,184 issued shares on the registers of members in the Cayman Islands, 485,160,377 of which were on deposit in the ADS program in respect of 37,320,029 freely transferable ADSs. For the purposes of trading on the HKEx, the shares must be registered in the Hong Kong Share Register. In order to facilitate the investors with a more timely and cost-effective conversion process from ADSs to Hong Kong listed shares, the shares represented by the ADSs that are unrestricted ADSs will be removed from the principal share register in the Cayman Islands and entered into the Hong Kong Share Register on or around August 8, 2018.

        ADSs are quoted for trading on the NASDAQ Global Select Market. An investor who holds shares and wishes to trade ADSs on the NASDAQ Global Select Market must deposit or have his broker deposit with Citibank, N.A. Hong Kong, as custodian of the Depositary (the "Depositary's Custodian"), shares, or evidence of rights to receive shares, so as to receive the corresponding ADSs as described below.

Withdrawal from and Deposit into the ADS Program

        A deposit of the shares into the ADS program involves the following procedures:

  1.
  If the shares are held outside CCASS, the investor shall arrange to deposit his shares into CCASS for delivery to the Depositary's account with the Depositary's Custodian within CCASS, submit and deliver a request for conversion form to the Depositary's Custodian and after duly completing and signing such conversion form, deliver such conversion form to the Depositary's Custodian. If the shares have been deposited with CCASS, the investor must transfer the shares to the Depositary's account with the Depositary's Custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a the duly completed and signed conversion form to the Depositary.

  2.
  Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor.

        Under normal circumstances, step (1) to (2) generally require two business days for shares deposited in CCASS, or 14 business days, or more, as necessary for shares held outside CCASS in physical form, to complete.

        If an investor who holds ADSs wishes to trade shares on the HKEx, he must withdraw shares from the ADS program and cause his broker or other financial institution to trade such shares on the HKEx. A withdrawal of shares from the ADS program involves the following procedures:

  1.
  To withdraw shares from the ADS program, an investor who holds ADSs may turn in such ADSs at the office of the Depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the Depositary. An investor has the right to cancel ADSs and withdraw the underlying shares at any time except when temporary delays arise because the Depositary has closed its transfer books in connection with voting at a shareholders' meeting or the payment of dividends; when the investor or other ADS holders seeking to withdraw shares owe money to pay fees, taxes and similar charges; when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities; or at any other times when the Depositary or we consider it advisable.

  2.
  Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will instruct the Depositary's Custodian to deliver the shares underlying the cancelled ADSs to the CCASS account designated by the investor and any other deposited securities underlying the cancelled ADSs to or for the account of such investor. Regarding deposited property, other than shares, which underlie ADSs, our Company currently has no plans to distribute any such property or cause such property to be deposited into the ADS program. The Deposit Agreement, however, contains provisions to address any such distribution in case it should arise. In summary, the Deposit Agreement provides that the Depositary will send to ADS holders any such property our Company distributes on deposited shares by any means it thinks is lawful and reasonably practicable. If it cannot make the distribution in that way, the depositary shall endeavor to sell what our Company distributed and distribute the net proceeds. If it is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and the investors shall have no rights thereto or arising therefrom. The Depositary is not required to distribute any property to ADS holders unless it receives satisfactory evidence from our Company that it is legal to make that distribution. Subject to the Listing Rules and any other applicable legal requirements, a distribution of securities other than shares could possibly include equity securities of a different class from the shares, debt securities or equity or debt securities of a third party. It is expected that such securities, if distributed to an ADS holder, would not be in the form of shares tradable on HKEx.

  3.
  Upon the withdrawal of shares from the ADS program and following payment of all fees, taxes and charges, investors can instruct the Depositary, who will in turn instruct the Depositary's Custodian, to deliver the shares tradable in Hong Kong into a CCASS participant stock account. If investors prefer to receive the shares outside CCASS, they must receive the shares in CCASS first and arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register the shares in their own names with the Hong Kong Share Registrar.

        Under normal circumstances, step (1) to (3) generally require two business days for shares to be received inside CCASS, or 14 business days, or more, as necessary for shares received outside CCASS in physical form, to complete.

        Before the Depositary will issue or register a transfer of an ADS or make a distribution on an ADS, or permit withdrawal of shares, the Depositary may require:

  1.
  production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  2.
  compliance with regulations it may establish, from time to time, consistent with the Deposit Agreement, including presentation of transfer documents.

        The Depositary may refuse to deliver, transfer, or register issuances, transfers and cancellations of ADSs generally when the transfer books of the Depositary or our Hong Kong Share Registrar are closed or at any time if the Depositary or we determine it advisable to do so.

        All costs attributable to the transfer of shares to effect a withdrawal from or deposit of shares into the ADS program shall be borne by the shareholder requesting the transfer. In particular, holders of shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20 (or such higher fee as may from time to time be permitted under the Listing Rules) for each transfer of shares from one registered owner to another, each share certificate cancelled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of shares and ADSs must pay up to US$5.00 (or less) per 100 ADSs for each issuance of ADSs and each cancellation of ADSs, as the case may be, in connection with the deposit of shares into, or withdrawal of shares from, the ADS program.

        For illustrative purposes, a holder of shares who wishes to deposit 1,300 shares into the ADS program would incur a maximum charge of US$5.00 for the issuance to the holder of 100 ADSs and between HK$2.50 to HK$20 (or such higher fee as may from time to time be permitted under the Listing Rules) for each share certificate transferred from the holder to the Depositary's Custodian with respect to the 1,300 shares. Conversely, a holder of ADSs who wishes to withdraw 1,300 shares from the ADS program in exchange for 100 ADSs being cancelled would incur similar charges. In addition to the above, holders of shares and ADSs may also have to pay any applicable fee as stated in the share transfer forms used in Hong Kong and any related brokerage commission.

        If you hold "Restricted ADSs," the withdrawal of the corresponding shares upon presentation of the "Restricted ADSs" for cancellation is subject to special procedures, the details of which may be obtained from the Company or the Depositary. The registration of issuances and transfers of shares represented by

"Restricted ADSs" is in the charge of the Cayman Registrar, Mourant Governance Services (Cayman) Limited.

        Upon the withdrawal of shares from the ADS program and following payment of all fees, taxes and charges, investors can instruct the Depositary, who will in turn instruct the Depositary's Custodian, to deliver the shares tradable in Hong Kong into a CCASS participant stock account. If investors prefer to receive the shares outside the CCASS, they must receive the shares in CCASS first and arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register the shares in their own names with the Hong Kong Share Registrar.

UNDERWRITING

The Global Offering

        The offering of our ordinary shares is referred to herein as the "Global Offering." The Global Offering comprises:

  •
  the offering of 5,904,000 ordinary shares (the "Hong Kong Offer Shares") for subscription by the public in Hong Kong at the public offering price (the "Hong Kong Public Offering"), representing 9% of the total number of shares initially available under the Global Offering; and

  •
  the offering of 59,696,000 ordinary shares (subject to the International Underwriters' option to purchase additional ordinary shares mentioned below) (the "International Offer Shares" and together with the "Hong Kong Offer Shares, the "Offer Shares") inside the United States as permitted under applicable state securities laws and outside the United States (the "International Offering"), representing 91% of the shares offered in the Global Offering.

        This prospectus supplement and the accompanying prospectus cover the offer and sale of ordinary shares in the United States, although we are paying a registration fee in the United States that also covers ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States.

        Morgan Stanley Asia Limited, Goldman Sachs (Asia) L.L.C., Credit Suisse (Hong Kong) Limited and CLSA Limited are acting as joint global coordinators (the "Joint Global Coordinators") for the Global Offering.

        Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement (as defined below), the Hong Kong underwriters below (the "Hong Kong Underwriters") have severally agreed to apply or procure applications for the number of ordinary shares indicated below.

Name	Number of Ordinary Shares
Morgan Stanley Asia Limited	1,918,800
Goldman Sachs (Asia) L.L.C.	1,918,800
Credit Suisse (Hong Kong) Limited	590,400
CLSA Limited	442,800
China International Capital Corporation Hong Kong Securities Limited	295,200
Deutsche Bank AG, Hong Kong Branch	295,200
UBS AG Hong Kong Branch	295,200
China Renaissance Securities (Hong Kong) Limited	147,600

Total:	5,904,000

        Under the terms and subject to the conditions in the International Underwriting Agreement (as defined below), the international underwriters below (the "International Underwriters"), for whom the Joint Global Coordinators are acting as representatives, have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them or such purchasers, severally, the number of ordinary shares indicated below:

Name	Number of Ordinary Shares
Morgan Stanley & Co. International plc	20,271,767
Goldman Sachs (Asia) L.L.C.	20,271,767
Credit Suisse (Hong Kong) Limited	5,969,600
CLSA Limited	4,477,200
China International Capital Corporation Hong Kong Securities Limited	2,487,333
Deutsche Bank AG, Hong Kong Branch	2,487,333
UBS AG Hong Kong Branch	2,487,333
China Renaissance Securities (Hong Kong) Limited	1,243,667

Total:	59,696,000

        The 65,600,000 ordinary shares offered in the Global Offering represent approximately 8.55% of our ordinary shares to be outstanding immediately after the completion of the Global Offering, without taking into account the exercise of the International Underwriters' option to purchase additional ordinary shares. If such over-allotment option is exercised in full, the ordinary shares offered hereby will represent 9.71% of our ordinary shares to be outstanding immediately following the completion of the Global Offering.

        The underwriters are obligated to take and pay for all of the ordinary shares offered hereby if any such shares are taken. The offering of our ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        Approval-in-principle has been granted by the HKEx for the listing of, and permission to deal in, our ordinary shares under the stock code "06160." The shares will be traded in board lots of 100 shares each. Our ADSs are currently listed on the NASDAQ Global Select Market under the symbol "BGNE." Each ADS represents 13 ordinary shares.

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The Joint Global Coordinators may agree to allocate a number of our ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Global Coordinators to underwriters that may make internet distributions on the same basis as other allocations.

The Hong Kong Public Offering

        We are initially offering Hong Kong Offer Shares for subscription by the public in Hong Kong at the public offering price, representing 9% of the total number of shares initially available under the Global Offering assuming that the International Underwriters' option to purchase additional ordinary shares is not exercised.

        The Hong Kong Public Offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares, and other securities and corporate entities which regularly invest in shares and other securities.

        Completion of the Hong Kong Public Offering is subject to the conditions set forth under "—Conditions of the Global Offering" below.

Allocation

        The allocation of Hong Kong Offer Shares to investors under the Hong Kong Public Offering will be based solely on the level of valid applications received under the Hong Kong Public Offering. The basis of allocation may vary, depending on the number of Hong Kong Offer Shares validly applied for by applicants. We may, if necessary, allocate the Hong Kong Offer Shares on the basis of balloting, which would mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong Offer Shares, and those applicants who are not successful in the ballot may not receive any Hong Kong Offer Shares.

        For allocation purposes only, the total number of shares available under the Hong Kong Public Offering (after taking into account any reallocation) is to be divided equally (to the nearest board lot) into two pools: Pool A and Pool B.

  •
  Pool A: the shares will be allocated on an equitable basis to applicants who have applied for the shares with an aggregate subscription price of HK$5.0 million (excluding a brokerage fee, a transaction levy proposed by the Securities and Futures Commission of Hong Kong (SFC) and a HKEx trading fee payable) or less; and

  •
  Pool B: the shares will be allocated on an equitable basis to applicants who have applied for shares with an aggregate subscription price of more than HK$5.0 million (excluding the brokerage fee, the SFC transaction levy and the HKEx trading fee payable).

        Applications in Pool A and applications in Pool B may receive different allocation ratios. If the shares in one (but not both) of the pools are under-subscribed, the surplus shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of this subsection only, the "subscription price" for the shares means the price payable on application therefor (without regard to the public offering price as finally determined). Applicants can only receive an allocation of Hong Kong Offer Shares from either Pool A or Pool B but not from both pools. Multiple or suspected multiple applications under the Hong Kong Public Offering and any application for more than 2,952,000 Hong Kong Offer Shares will be rejected.

Applications

        Each applicant under the Hong Kong Public Offering will be required to give an undertaking and confirmation in the application form submitted by him or her that he or she and any person(s) for whose benefit he or she is making the application have not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any International Offer Shares under the International Offering, and such applicant's application will be rejected if the said undertaking and/or confirmation is breached and/or untrue (as the case may be) or it has been or will be placed or allocated International Offer Shares under the International Offering.

        Applicants under the Hong Kong Public Offering are required to pay, on application, the maximum public offering price of HK$111.60 per ordinary share in addition to the brokerage, the SFC transaction levy and the HKEx trading fee payable on each ordinary share, amounting to a total of HK$11,272.46 for one board lot of 100 ordinary shares. Given that the public offering price is less than the maximum public offering price of HK$111.60 per ordinary share, appropriate refund payments (including the brokerage, the SFC transaction levy and the HKEx trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.

Hong Kong Underwriting Agreement

        We and the Hong Kong Underwriters have entered into an underwriting agreement (the "Hong Kong Underwriting Agreement"), dated July 27, 2018, relating to the Hong Kong Public Offering.

The International Offering

        We are initially offering International Offer Shares inside the United States and outside the United States, representing 91% of the ordinary shares offered in the Global Offering assuming that the International Underwriters' option to purchase additional ordinary shares is not exercised.

Allocation

        The International Offering will include marketing of ordinary shares in the United States as well as to (i) institutional and professional investors and other investors anticipated to have a sizeable demand for such ordinary shares in Hong Kong and (ii) investors in other jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

        Prospective investors, including professional and institutional investors, under the International Offering will be required to specify the number of ordinary shares they would be prepared to acquire either at different prices or at a particular price. This process, known as "book-building", continued up to, and ceased on or about, the last date on which the public offering price was determined (the "Price Determination Date").

        Allocation of the ordinary shares pursuant to the International Offering will be effected in accordance with the book-building process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor's invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further ordinary shares and/or hold or sell its ordinary shares after the date on which our ordinary shares are listed on the HKEx (the "Listing Date").

        The Joint Global Coordinators (on behalf of the Hong Kong Underwriters and International Underwriters) may require any investor who has been offered ordinary shares under the International Offering and who has made an application under the Hong Kong Public Offering to provide sufficient information to the Joint Global Coordinators so as to allow them to identify the relevant applications under the Hong Kong Public Offering and to ensure that they are excluded from any allocation of ordinary shares under the Hong Kong Public Offering.

International Underwriting Agreement

        We entered into an international underwriting agreement (the "International Underwriting Agreement") with the International Underwriters relating to the International Offering on the Price Determination Date.

Sales in the United States

        Some of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Morgan Stanley & Co. International plc, Goldman Sachs (Asia) L.L.C. and Credit Suisse (Hong Kong) Limited will offer our ordinary shares in the United States through their respective SEC-registered broker-dealer affiliates in the United States, Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC. CLSA Limited is not a broker-dealer registered with the SEC and may not make sales in the United States or to U.S. persons. CLSA Limited has agreed that it does not intend to and will not offer or sell any of our ordinary shares in the United States or to U.S. persons in connection with this offering. China International Capital Corporation Hong Kong Securities Limited, Deutsche Bank AG, Hong Kong Branch and UBS AG Hong Kong Branch will offer our ordinary shares in the United States through their respective SEC-registered broker-dealer affiliates in the United States, CICC US Securities, Inc., Deutsche Bank Securities Inc. and UBS Securities LLC. China Renaissance Securities (Hong Kong) Limited will offer our ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, China Renaissance Securities (US) Inc.

Compensation and Expenses

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts include an incentive fee to be paid to the Joint Global Coordinators (on behalf of the underwriters) and are shown assuming both no exercise and full exercise of the International Underwriters' option to purchase up to an additional 9,840,000 ordinary shares. For a current exchange rate between Hong Kong dollars (HK$) and U.S. dollars, see the section of this prospectus supplement titled "Exchange Rates."

Paid by Us	No Exercise		Full Exercise
Per ordinary share	HK$	3.24	HK$	3.24
Total	HK$	212,544,000	HK$	244,425,600

        In addition, we have agreed to pay sponsors fees and reimburse the underwriters for the fees and expenses of their counsel in connection with the Global Offering and for certain other offering expenses in an aggregate amount of up to approximately HK$25.3 million (or US$3.2 million).

        The total estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately HK$43.8 million (or US$5.6 million).

International Underwriters' Option to Purchase Additional Ordinary Shares

        In connection with the Global Offering, we granted the International Underwriters the right, exercisable in whole or in part by the Joint Global Coordinators at their sole discretion (on behalf of the International Underwriters) at any time during the 30-day period from the last day for the lodging of applications under the Hong Kong Public Offering, to purchase from us up to an aggregate of 9,840,000 additional ordinary shares, representing 15.0% of the number of ordinary shares initially available under the Global Offering at the public offering price under the International Offering.

        If the International Underwriters' option to purchase additional ordinary shares is exercised in full, the additional ordinary shares to be issued pursuant thereto will represent approximately 1.27% of our ordinary shares outstanding immediately following the completion of the Global Offering. If the International Underwriters' option to purchase additional ordinary shares is exercised, an announcement will be made.

Lock-up Arrangements

        We have agreed that, at any time after the date of the Hong Kong Underwriting Agreement up to and including the date falling six months after the Listing Date (the "Restricted Period"), we will not, without the prior written consent of Morgan Stanley Asia Limited and Goldman Sachs (Asia) L.L.C. and unless in compliance with the requirements of the Listing Rules:

  •
  offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of our securities that are substantially similar to the ADSs or ordinary shares, including but not limited to any options or warrants to purchase ADSs or ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or ordinary shares or any such substantially similar securities;

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of subscription or ownership (legal or beneficial) of any ADSs or ordinary shares or other securities of the Company, or any interest therein (including, without limitation, any securities of which are convertible into or exchangeable or exercisable for, or represent the right to receive, or any warrants or other rights to purchase, any ADSs or ordinary shares or other of our securities);

  •
  enter into any transaction with the same economic effect as any transaction described in the first two bullet points above; or

  •
  offer to or contract to or agree to announce, or publicly disclose that we will or may enter into any of the foregoing transactions,

in each case, whether any of the foregoing transactions is to be settled by delivery of ordinary shares or such other equity securities, in cash or otherwise (whether or not the issue of such ordinary shares or other securities convertible into equity securities will be completed within the Restricted Period).

        The restrictions described in the immediately preceding paragraph do not apply to:

  (a)
  the ordinary shares to be sold in this offering;

  (b)
  the issue of ordinary shares, the listing of which has been approved by the HKEx, pursuant to a share option scheme under Chapter 17 of the Listing Rules;

  (c)
  any capitalization issue, capital reduction or consolidation or sub-division of ordinary shares;

  (d)
  the issue of ordinary shares or securities pursuant to an agreement entered into before the Listing Date, the material terms of which have been disclosed this prospectus supplement and the accompanying prospectus and the other documents incorporated by reference herein and therein, as contemplated under that agreement, including but not limited to:

  a.
  issuances of shares pursuant to the conversion or exchange of convertible or exchangeable securities, including preferred shares, warrants, restricted share units and options, outstanding as of the date of this prospectus supplement;

  b.
  the filing of any registration statement on Form S-8 relating to any benefit plans or arrangements and the issuance of securities registered pursuant thereto; or

  c.
  issuances of securities under the Company's existing equity plans; or

  (e)
  the issue of ordinary shares or securities exercisable for, convertible into or exchangeable for ordinary shares in connection with any acquisition, collaboration, licensing or other joint venture or strategic transaction or any debt financing transaction involving the Company or any of its affiliates; provided that, (x) such issue shall not in the aggregate be greater than 5% of the total outstanding ordinary shares of the Company immediately following the completion of the Global Offering, (y) the recipients of such shares agree to be bound by a lockup undertaking in an agreed form, and (z) a waiver from the strict compliance of Rule 10.08 of the Listing Rules has been granted by the HKEx in relation to such issue.

        In addition, certain of our officers and directors and certain trusts and parties affiliated with such directors and officers and certain other holders of our ordinary shares, who collectively held 140,120,987 ordinary shares as of July 26, 2018 have agreed that, subject to certain exceptions, they will not, from the date of the applicable lock-up agreement until the 90th day after the Listing Date (the "Lock-Up Period"), offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, make any short sale or otherwise dispose of any of the ADSs or ordinary shares or any of our securities that are substantially similar to the ADSs or ordinary shares, or any options or warrants to purchase any ADSs or ordinary shares, or any securities convertible into, exchangeable for or that represent the right to receive the ADSs or ordinary shares, whether now owned or hereinafter acquired, owned directly by these persons (including holding as a custodian) or with respect to which such persons have beneficial ownership within the rules and regulations of the SEC, without the prior consent of Morgan Stanley Asia Limited and Goldman Sachs (Asia) L.L.C. on behalf of the Hong Kong Underwriters and International Underwriters. We and such other persons have agreed that these restrictions expressly preclude such persons from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of our or such other persons' ordinary shares, ADSs or other securities even if such ordinary shares, ADSs or other securities would be disposed of by someone other than such persons. Prohibited hedging or other transactions includes without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of our or such persons' ordinary shares, ADSs or other securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.

        The restrictions described in the immediately preceding paragraph do not apply to transfers of such ordinary shares, ADSs or other securities:

  (a)
  acquired in the offering, or transactions relating to the ordinary shares, ADSs or other securities acquired in open market transactions after the date of the offering;

  (b)
  as a bona fide gift or gifts;

  (c)
  to any member of the immediate family of the locked-up person or any trust or other legal entity for the direct or indirect benefit of the locked-up person or the immediate family of the locked-up person, or if the locked-up person is a trust, to any beneficiary (including such beneficiary's estate) of the locked-up person, provided that any such transfer will not involve a disposition for value;

  (d)
  by will or intestate succession upon the death of the locked-up person;

  (e)
  by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement;

  (f)
  by surrender or forfeiture of ordinary shares, ADSs or other securities to us to satisfy (x) tax withholding obligations upon exercise or vesting or (y) the exercise price upon a cashless net exercise, in each case, of share options, equity awards, warrants or other right to acquire ordinary shares or ADSs pursuant to our equity incentive plans described in or incorporated by reference into this prospectus supplement and the accompanying prospectus;

  (g)
  pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction occurring after the completion of the offering, in each case made to all holders of our ordinary shares, including in the form of ADSs, involving a change of control, provided that (x) in the event that the tender offer, merger, consolidation or other such transaction is not completed, the ordinary shares, ADSs or other securities will remain subject to the terms of the lock-up agreement and (y) no such transfer of ordinary shares, ADS or any such warrant or other security will be permitted pursuant to this provision if such bona fide third-party tender offer, merger, consolidated or other similar transaction is not approved by our board of directors, unless either (A) such transfer is required pursuant to mandatory take-over or squeeze-out provisions under applicable law or (B) the failure to transfer such ordinary shares, ADSs or other securities would result in such securities being extinguished without value being received by the locked-up person;

  (h)
  to us arising as a result of the termination of employment of the locked-up person and pursuant to employment agreements under which we have the option to repurchase such ordinary shares, ADSs or other securities or a right of first refusal with respect to transfers of such Undersigned's Shares, provided that any filing made pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities and Futures Ordinance (Chapter 571 of The Laws of Hong Kong), will include a footnote noting the circumstances described in this clause;

  (i)
  pursuant to sales of the ordinary shares, ADSs or other securities pursuant to a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act disclosed to Morgan Stanley Asia Limited and Goldman Sachs (Asia) L.L.C.; provided any filing under Section 16(a) of the Exchange Act and the Securities and Future Ordinance (Chapter 571 of the Laws of Hong Kong) as a result of such sales will contain a footnote disclosing that such sales were pursuant to a trading plan pursuant to Rule 10b5-1; or

  (j)
  if the locked-up person is a corporation, partnership, limited liability company, trust or other business entity, (x) to another corporation, partnership, limited liability company, trust or other affiliates (as defined in Rule 405 promulgated under the Securities Act) of the locked-up person (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the locked-up person or who shares a common investment advisor with the locked-up person) or (y) as part of a distribution without consideration by the locked-up person to its stockholders, partners, members or other equity holders; provided, however, that in any such case, it will be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Undersigned's Shares subject to the provisions of the lock-up agreement and there will be no further transfer of such Undersigned's Shares except in accordance with the lock-up agreement, and provided further that any such transfer will not involve a disposition for value.

        Provided that, with respect to clauses (a) through (f) above, it will be a condition to such transfer that no filing under the Exchange Act nor any other public filing or disclosure of such transfer by or on behalf of the locked-up person will be required or voluntarily made during the Lock-Up Period and, with respect to clauses (b) through (e) and (g), prior to such transfer or distribution, the transferee, donee, trustee or distributee agrees to be bound in writing by the restrictions set forth in the lock-up agreement. For purposes of the lock-up agreements, "immediate family" means any relationship by blood, domestic partnership, marriage or adoption, not more remote than first cousin. Further, the foregoing lock-up restrictions do not apply to an aggregate of 350,000 ordinary shares (or the equivalent in ADSs) that may be sold by our executive officers or directors.

        Morgan Stanley Asia Limited and Goldman Sachs (Asia) L.L.C., in their sole discretion, may release the ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time.

        Each of the cornerstone investors described under the heading "The Offering—Cornerstone Investors" has agreed that it will not, whether directly or indirectly, at any time during the period of six months following the Listing Date, dispose of any of the ordinary shares it has purchased pursuant to the relevant cornerstone investor agreement, save for certain limited circumstances, such as transfers to any of its wholly-owned subsidiaries who will be bound by the same obligations of such cornerstone investor, including the foregoing lockup restriction.

Indemnification

        We have agreed to indemnify the several underwriters and certain of their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Activities by the Underwriters

        Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process. When engaging in any of these activities, it should be noted that the underwriters are subject to restrictions, including the following:

  •
  under an agreement among the underwriters, all of them (except for the stabilizing manager or any person acting for the stabilizing manager) must not, in connection with the distribution of the ordinary shares, effect any transactions (including issuing or entering into any option or other derivative transaction relating to the ordinary shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the ordinary shares offered hereby at levels other than those that might otherwise prevail in the open market; and

  •
  all of them must comply with all applicable laws, including the market misconduct provisions of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended or supplemented from time to time (the "SFO"), including the provisions prohibiting insider dealing, false trading, price riggings and stock market manipulation.

        The underwriters and their respective affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing, advisory, and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In relation to the ordinary shares, those activities could include acting as agent for buyers and sellers of the ordinary shares, entering into over the counter or listed derivative transactions or listed and unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) that have the ordinary shares as their or part of their underlying assets. Those activities may require hedging activity by those entities involving directly or indirectly, buying and selling the ordinary shares. All such activity could occur in Hong Kong, the United States and elsewhere in the world and may result in the underwriters and their affiliates holding long and/or short positions in the ordinary shares, in baskets of securities or indices including the ordinary shares, in units of funds that may purchase the ordinary shares, or in derivatives related to any of the foregoing. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

        In relation to issues by underwriters or their affiliates of any listed securities having the ordinary shares as their underlying securities, whether on the HKEx or on any other stock exchange, the rules of the exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the ordinary shares in most cases.

        All of these activities may occur both during and after the end of the stabilizing period described under "—Stabilization" below. These activities may affect the market price or value of the ordinary shares, the liquidity or trading volume in the ordinary shares, and the volatility of the ordinary shares' price, and the extent to which this occurs from day to day cannot be estimated.

Stabilization

        Stabilization is a practice used by underwriters in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market, during a specified period of time, to retard and, if possible, prevent a decline in the public market price of the securities below the public offering price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of the United States and Hong Kong. In Hong Kong, the price at which stabilization is effected is not permitted to exceed the public offering price.

        In connection with the Global Offering, the stabilizing manager, or any person acting for it, on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of our shares at a level higher than that which might otherwise prevail for a limited period after the Price Determination Date. However, there is no obligation on the stabilizing manager or any persons acting for it, to conduct any such stabilizing action. Such stabilization action, if taken, will be conducted at the absolute discretion of the stabilizing manager or any person acting for it and may be discontinued at any time, and is required to be brought to an end within 30 days after the last day for the lodging of applications under the Hong Kong Public Offering. Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes (i) over-allocating for the purpose of preventing or minimizing any reduction in the market price of our shares, (ii) selling or agreeing to sell our shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of our shares, (iii) purchasing, or agreeing to purchase, our shares in the open market or pursuant to the International Underwriters' option to purchase additional ordinary shares in order to close out any position established under (i) or (ii) above, (iv) purchasing, or agreeing to purchase, any of our shares for the sole purpose of preventing or minimizing any reduction in the market price of our ordinary shares, (v) selling or agreeing to sell any shares in order to liquidate any position established as a result of those purchases, and (vi) offering or attempting to do anything as described in paragraph (ii), (iii), (iv), or (v).

        Specifically, prospective applicants for, and investors in, our ordinary shares should note that:

  •
  the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in the shares;

  •
  there is no certainty as to the extent to which and the time period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

  •
  liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market, may have an adverse impact on the market price of the shares;

  •
  no stabilizing action can be taken to support the price of the shares for longer than the stabilizing period that will begin on the Price Determination Date and is expected to expire on September 1, 2018, being the 30th day after the last day of closing of the application lists under the Hong Kong Public Offering. After this date, when no further action may be taken to support the price of the shares, demand for the shares, and therefore the price of the shares, could fall;

  •
  the price of any security (including the shares) cannot be assured to stay at or above the public offering price by the taking of any stabilizing action; and

  •
  stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the public offering price for the ordinary shares or the deemed equivalent price for the ADSs (based on one ADS representing 13 ordinary shares), which means that stabilizing bids may be made or transactions effected at a price below the price paid by applicants for, or investors in, the shares.

        We will ensure or procure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.

        In connection with the Global Offering, the underwriters may also purchase and sell ordinary shares or ADSs in the open market in compliance with all applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in the offering or the sale by the underwriters of ADSs, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional ordinary shares (including ordinary shares represented by short sales of ADSs) for which the International Underwriters' option to purchase additional ordinary shares may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares or ADSs in the open market and converting such ADSs into ordinary shares. In determining the source of ordinary shares to cover the covered short position, the underwriters will consider, among other things, the price of ordinary shares or ADSs available for purchase in the open market as compared to the price at which they may purchase additional ordinary shares pursuant to the option described above. "Naked" short sales are any short sales (including short sales of ADSs) that create a short position greater than the amount of additional ordinary shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing ordinary shares or ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares or ADSs in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares or ADSs made by the underwriters in the open market.

        The underwriters may also impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the ordinary shares or ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ordinary shares or ADSs. As a result, the price of the ordinary shares or ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities (which may start at any time in the U.S. market beginning on the Price Determination Date) and may end any of these activities at any time. These transactions may be effected on the NASDAQ, on the HKEx, in the over-the-counter market or otherwise.

Option to Purchase Additional Ordinary Shares

        Following any over-allotment of shares in connection with the Global Offering, the stabilizing manager or any person acting for it may cover such over-allotments by (among other methods) exercising the International Underwriters' option to purchase additional ordinary shares in full or in part or by using shares purchased by the stabilizing manager or any person acting for it in the secondary market at prices that do not exceed the public offering price.

Conditions of the Global Offering

        Acceptance of all applications for our ordinary shares is conditional on, among others:

  •
  the listing committee of the HKEx granting approval for the listing of, and permission to deal in, the shares to be issued pursuant to the Global Offering (including any shares that may be issued by us pursuant to the exercise of the International Underwriters' option to purchase additional ordinary shares), and such approval not subsequently having been withdrawn or revoked prior to the Listing Date;

  •
  the public offering price having been agreed between the Joint Global Coordinators (on behalf of the Hong Kong Underwriters and International Underwriters) and the Company;

  •
  the execution and delivery of the International Underwriting Agreement on or about the Price Determination Date; and

  •
  the obligations of the Hong Kong Underwriters under the Hong Kong Underwriting Agreement and the obligations of the International Underwriters under the International Underwriting Agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the Hong Kong Underwriting Agreement and/or the International Underwriting Agreement, as the case may be (unless and to the extent such conditions are validly waived on or before such dates and times) and in any event not later than September 1, 2018 (30 days after the date of this prospectus supplement). The obligations of the several underwriters to pay for and accept delivery of the ordinary shares offered by this prospectus supplement are further subject to certain conditions.

        The consummation of each of the Hong Kong Public Offering and the International Offering is conditional upon, among other things, each other offering becoming unconditional and not having been terminated in accordance with its respective terms. If the above conditions are not fulfilled or waived prior to the times and dates specified, the Global Offering will lapse and the HKEx will be notified immediately.

Dealing Arrangements

        Assuming that the Hong Kong Public Offering becomes unconditional at or before 8:00 a.m. (Hong Kong time) on Wednesday, August 8, 2018, it is expected that dealings in our shares on the HKEx will commence at 9:00 a.m. (Hong Kong time) on Wednesday, August 8, 2018.

Selling Restrictions

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares of our ordinary shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our ordinary shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Joint Global Coordinators for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our ordinary shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any shares of our ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our ordinary shares to be offered so as to enable an investor to decide to purchase any shares of our ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member

State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of the shares of our ordinary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our ordinary shares in, from or otherwise involving the United Kingdom.

Canada

        The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

        No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of the ordinary shares.

        Accordingly, the ordinary shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors, or QII

        Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ordinary shares constitutes either a "QII only private placement" or a "QII only secondary distribution" (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ordinary shares. The ordinary shares may only be transferred to QIIs.

For Non-QII Investors

        Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ordinary shares constitutes either a "small number private placement" or a "small number private secondary distribution" (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ordinary shares. The ordinary shares may only be transferred en bloc without subdivision to a single investor.

Malaysia

        No prospectus or other offering material or document in connection with the offer and sale of the ordinary shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission's approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the ordinary shares as principal, if the offer is on terms that the ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the ordinary shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement and the accompanying prospectus do not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any ordinary shares requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

        The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, the company, or the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the ordinary shares.

Taiwan

        The ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ordinary shares in Taiwan.

LEGAL MATTERS

        We are being represented by Goodwin Procter LLP with respect to certain legal matters of U.S. federal securities and New York State law. We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Skadden, Arps, Slate, Meagher & Flom, Hong Kong, with respect to certain legal matters of U.S. federal securities, New York State and Hong Kong law. The underwriters are being represented as to U.S. federal securities, New York State and Hong Kong law matters by Davis Polk & Wardwell, Hong Kong Solicitors, Hong Kong and Davis Polk & Wardwell LLP, Menlo Park, California. The validity of the ordinary shares offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Mourant Ozannes. Certain legal matters as to PRC law will be passed upon for us by Fangda Partners and for the underwriters by JunHe LLP. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Mourant Ozannes with respect to matters governed by Cayman Islands law and Fangda Partners with respect to matters governed by PRC law. As of the date of this prospectus supplement, certain investment funds associated with, and partners of, Goodwin Procter LLP beneficially owned less than 1% of our outstanding equity securities.

EXPERTS

        The consolidated financial statements of BeiGene, Ltd. appearing in BeiGene, Ltd.'s Annual Report (Form 10-K) for the year ended December 31, 2017, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 (File No. 333-218301), of which this prospectus supplement is a part, covering the securities offered hereby. We previously filed with the SEC a registration statement on Form F-6 (File Number 333-209044) to register the ADSs. As allowed by SEC rules, this prospectus supplement does not include all of the information contained in the registration statement. You are referred to the registration statement and to its exhibits and to the documents incorporated herein. Whenever we make reference in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

        We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. These include our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. We also make available, free of charge on our website, the reports filed with the SEC by our executive officers, directors and 10% shareholders pursuant to Section 16 under the Exchange Act. We make this information available on or through our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC.

        You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

        We intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated combined financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders' meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference information from other documents that we file with it, which means that:

  •
  incorporated documents are considered part of this prospectus supplement;

  •
  we can disclose important information to you by referring to those documents; and

  •
  information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus supplement and information previously incorporated by reference herein.

        The information that we incorporate by reference is an important part of this prospectus supplement.

        Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus supplement to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We incorporate herein by reference the information or documents listed below that we have filed with the SEC (File No. 001-37686):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2018 Annual General Meeting of Shareholders;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018;

  •
  Current Reports on Form 8-K filed on January 2, 2018; January 8, 2018; January 11, 2018; January 16, 2018; January 18, 2018; January 31, 2018; February 6, 2018; February 9, 2018; February 28, 2018; April 4, 2018; April 10, 2018; April 16, 2018; May 4, 2018; May 9, 2018; May 18, 2018; June 8, 2018; June 15, 2018; July 24, 2018; July 26, 2018; July 30, 2018; and August 1, 2018 (other than the portions of those reports not deemed to be filed);

  •
  the description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC under Section 12(b) of the Exchange Act on January 29, 2016, including any amendment or report filed for the purpose of updating such description; and

  •
  any document filed in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until this offering is completed.

        You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC's website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus supplement or the related registration statement.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Investor Relations
BeiGene, Ltd.
c/o BeiGene USA, Inc.
55 Cambridge Parkway
Suite 700W
Cambridge, MA 02142
Tel: (781) 801-1800

        Neither we nor the underwriters have authorized any person to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf or to which we may have referred you in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front.

PROSPECTUS

BeiGene, Ltd.

Ordinary Shares
Ordinary Shares in the form of American Depositary Shares
Preferred Shares
Preferred Shares in the form of American Depositary Shares
Debt Securities
Warrants
Units

        By this prospectus, we or any selling shareholder may offer and sell from time to time, in one or more offerings, ordinary shares, ordinary shares in the form of American Depositary Shares, or ADSs, preferred shares, preferred shares in the form of ADSs, debt securities, warrants, units or any combination thereof as described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for ordinary shares or preferred shares, the preferred shares may be convertible into or exchangeable for ordinary shares and the debt securities may be convertible into or exchangeable for ordinary shares or preferred shares. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

        Our American Depositary Shares representing ordinary shares are traded on the NASDAQ under the symbol "BGNE."

        We or any selling shareholder may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we or any selling shareholder will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of securities by selling shareholders.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING "RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 26, 2017.

        We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration, we and/or selling shareholders may offer our ordinary shares and preferred shares, each of which may be represented by American Depositary Shares, various series of warrants to purchase ordinary shares or preferred shares, debt securities, units, or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we and/or selling shareholders may offer. Each time we and/or selling shareholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings "Where You Can Find More Information" and "Incorporation by Reference" before you invest in our securities.

        Neither we nor any selling shareholder have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or a selling shareholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information".

        Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words "BeiGene," "we," "us," "our," the "company" or similar references refer to BeiGene, Ltd. and its subsidiaries; and the term "securities" refers collectively to our ordinary shares, preferred shares, American Depositary Shares, warrants to purchase ordinary shares or preferred shares, debt securities, units or any combination of the foregoing securities.

        We own various applications and unregistered trademarks and servicemarks, including BeiGene, and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies' trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.beigene.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-37686) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2017 Annual General Meeting of Shareholders;

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  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017;

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  Current Reports on Form 8-K filed on January 25, 2017, March 2, 2017, March 7, 2017, March 9, 2017, April 3, 2017, April 17, 2017, April 21, 2017 and April 26, 2017 (other than the portions of those reports not deemed to be filed); and

  •
  The description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC under Section 12(b) of the Exchange Act on January 29, 2016, including any amendment or report filed for the purpose of updating such description.

        You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC's website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Investor Relations
BeiGene, Ltd.
c/o BeiGene USA, Inc.
55 Cambridge Parkway
Suite 700W
Cambridge, MA 02142
Tel: (781) 801-1800

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference and any prospectus supplement contain forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and the documents incorporated herein by reference or any prospectus supplement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

        The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

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  the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;

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  our ability to advance our drug candidates into, and successfully complete, clinical trials;

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  the ability of our drug candidates to be granted or maintain Category 1 designation with the Chinese Food and Drug Administration, or CFDA;

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  our reliance on the success of our clinical-stage drug candidates BGB-3111, BGB-A317, BGB-290, and BGB-283 and certain other drug candidates, as monotherapies and in combination with our wholly owned drug candidates and third-party agents;

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  the timing or likelihood of regulatory filings and approvals;

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  the commercialization of our drug candidates, if approved;

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  our ability to develop sales and marketing capabilities;

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  the pricing and reimbursement of our drug candidates, if approved;

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  the implementation of our business model, strategic plans for our business, drug candidates and technology;

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  the scope of protection we are able to establish and maintain for intellectual property rights covering our drug candidates and technology;

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  our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

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  cost associated with defending against intellectual property infringement, product liability and other claims;

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  regulatory developments in the United States, China, the United Kingdom, the European Union and other jurisdictions;

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  the accuracy of our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;

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  the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;

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  our ability to maintain and establish collaborations or obtain additional grant funding;

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  the rate and degree of market acceptance of our drug candidates;

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  developments relating to our competitors and our industry, including competing therapies;

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  the size of the potential markets for our drug candidates and our ability to serve those markets;

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  our ability to effectively manage our anticipated growth;

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  our ability to attract and retain qualified employees and key personnel;

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  our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act;

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  statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

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  our expected use of proceeds of this offering;

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  the future trading price of the ADSs and impact of securities analysts' reports on these prices; and

  •
  other risks and uncertainties, including those listed under the caption "Risk Factors" and elsewhere in this prospectus and the documents incorporated herein by reference.

        These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, particularly under the caption "Risk Factors," that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

        You should read this prospectus and the documents that we have incorporated by reference and any prospectus supplement with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

        This prospectus and the documents incorporated herein by reference and any prospectus supplement include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which is on file with the SEC and is incorporated by reference into this prospectus, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

 ABOUT THE COMPANY

        We are a globally focused, clinical-stage biopharmaceutical company dedicated to becoming a leader in the discovery and development of innovative, molecularly targeted and immuno-oncology drugs for the treatment of cancer. We believe the next generation of cancer treatment will utilize therapeutics both as monotherapies and in combination to attack multiple underlying mechanisms of cancer cell growth and survival. We further believe that discovery of next-generation cancer therapies requires new research tools. To that end, we have developed a proprietary cancer biology platform that addresses the importance of tumor-immune system interactions and the value of primary biopsies in developing new models to support our drug discovery effort.

        Our strategy is to develop a pipeline of drug candidates with the potential to be best-in-class monotherapies and also important components of multiple-agent combination regimens. Over the last six years, using our cancer biology platform, we have developed clinical-stage drug candidates that inhibit the important oncology targets Bruton's tyrosine kinase, or BTK, RAF dimer protein complex and PARP family of proteins, and an immuno-oncology agent that inhibits the immune checkpoint protein receptor PD-1. For each of our molecularly targeted drug candidates, we have achieved proof-of-concept by observing objective responses in defined patient populations. Our BTK inhibitor is currently in pivotal studies in North America, Europe, Australia, New Zealand, and China. Our PD-1, PARP and RAF dimer inhibitors are currently in the dose-expansion phases of their respective clinical trials and our PD-1 inhibitor is also currently in a pivotal study in China. As of March 20, 2017, trials of our four clinical-stage drug candidates, as monotherapies and in combination, have enrolled a total of over 980 patients. We have Investigational New Drug, or IND, Applications in effect for our BTK, PD-1 and PARP inhibitors with the U.S. Food and Drug Administration, or FDA. All four of our drug candidates are in the clinic in China, including our BTK drug candidate being in two pivotal studies and our PD-1 drug candidate being in one pivotal study. We believe that each of our clinical-stage drug candidates is the first in their respective classes being developed in China under the Category 1.1 domestic regulatory pathway to enter into human testing and to present clinical data.

        Our research operations are in China, which we believe confers several advantages including access to a deep scientific talent pool and proximity to extensive preclinical study and clinical trial resources through collaborations with leading cancer hospitals in China. Beyond the substantial market opportunities we expect to have globally, we believe our location in China provides us the opportunity to bring best-in-class and/or first-in-class monotherapies and combination therapeutics to our home market where many global standard-of-care therapies are not currently approved or available. As of March 31, 2017, we have assembled a team of approximately 400 employees in China, the United States, and Australia with deep scientific talent and extensive global pharmaceutical experience who are deeply committed to advancing our mission to become a global leader in next-generation cancer therapies.

        We believe that oncology treatment has entered an era of revolutionary change in which cancer drugs will be used both as monotherapy and in combination to attack multiple underlying mechanisms of cancer cell growth and survival. Due to breakthroughs in gene sequencing and methods of tumor characterization, cancer is rapidly being redefined from a paradigm of classification based on tissue of origin to molecular characteristics. As a result, this ability to better classify cancers has enabled the development of molecularly targeted drugs that address specific cancer subpopulations and provide high response rates in tumors with particular mutations. In addition, the development of immuno-oncology agents such as antibodies targeting the CTLA-4 and PD-1 protein receptors and the PD-L1 protein has demonstrated the importance of the human immune system in cancer therapy and the potential for more durable responses from agents that activate the immune system to identify and eliminate tumors. We believe that the future of cancer therapy will involve combinations of molecularly targeted and immuno-oncology drugs tailored to particular tumor sub-groups and have directed our research efforts at both types of drugs.

        Our belief that this fundamental shift was about to occur in cancer research led us early in our history to develop a cancer biology platform that addresses the importance of tumor-immune system interactions and the value of primary tumor biopsies in developing new models. Our proximity to leading cancer treatment centers in Beijing and our close relationships with clinicians who treat patients and perform biopsies and surgeries at those centers have allowed us to develop an extensive collection of in vivo, ex vivo and in vitro cancer models. Given our belief that the human immune system can play an important role in combating cancer and that future treatments will involve combination therapies, we have introduced elements of a functional immune system into these models. Our proprietary models allow our research team to better select targets and to screen and evaluate therapeutic agents that we believe have significant potential alone or in combination for treating a variety of cancers. Our models are a key component in the screening cascade we follow in our drug discovery effort and permit us to evaluate potential drug candidates in conditions that much better approximate a patient's cancer at the time of treatment. This is particularly significant when drug discovery requires evaluation not only of monotherapies but also multiple combinations and regimens targeting specific mutations while simultaneously immobilizing the defenses cancer cells mount against the human immune system.

        We are an exempted company incorporated in the Cayman Islands with limited liability on October 28, 2010. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The principal executive office of our research and development operations is located at No. 30 Science Park Road, Zhong-Guan-Cun Life Science Park, Changping District, Beijing 102206, People's Republic of China. Our telephone number at this address is +86 10 58958000. Our current registered office in the Cayman Islands is located at the offices of Mourant Ozannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands. Our website address is www.beigene.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. The ADSs are listed on the NASDAQ under the symbol "BGNE."

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods shown. You should read this table in conjunction with the financial statements and notes incorporated by reference in this prospectus. We have no preferred shares outstanding and paid no dividends on preferred shares during the periods indicated. Therefore, the ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges presented below.

	Three Months Ended March 31, 2017	Year Ended December 31,
		2016	2015	2014	2013
Ratio of Earnings to Fixed Charges(1)	—	—	—	—	—

(1)
Earnings were not sufficient to cover fixed charges for the three months ended March 31, 2017 and for the years ended December 31, 2016, 2015, 2014 and 2013, respectively. We would have needed to generate additional earnings of $50.4 million, $119.2 million, $57.1 million, $18.5 million and $7.9 million, respectively, to cover our fixed charges in such periods.

CAPITALIZATION

        We intend to include information about our capitalization and indebtedness in prospectus supplements.

USE OF PROCEEDS

        Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling shareholder.

SELLING SHAREHOLDERS

        Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as "selling shareholders," may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.

        The applicable prospectus supplement will set forth the name of each of the selling shareholders and the number of securities beneficially owned by such selling shareholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

        We and/or any selling shareholder may offer our ordinary shares and preferred shares, each of which may be represented by American Depositary Shares, various series of warrants to purchase ordinary shares or preferred shares, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, units, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we and/or any selling shareholder may offer. Each time we and/or any selling shareholder offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

Ordinary Shares

        We are an exempted company incorporated in the Cayman Islands with limited liability and our affairs are governed by our memorandum and articles of association, and the Companies Law (as amended) of the Cayman Islands, which we refer to as the Cayman Companies Law, and the common law of the Cayman Islands.

        As of May 26, 2017, our authorized share capital was $1,000,000 divided into (i) 9,500,000,000 ordinary shares of a par value of $0.0001 each and (ii) 500,000,000 shares of a par value of $0.0001 each of such class or classes (howsoever designated) as the board of directors may determine.

        Our fourth amended and restated memorandum and articles of association, or our articles, became effective upon completion of our initial public offering. The following are summaries of material provisions of our articles and the Cayman Companies Law insofar as they relate to the material terms of our ordinary shares. Under our articles, our name continues to be BeiGene, Ltd.

        The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares. The holders of ADSs are not be treated as our shareholders and will be required to surrender their ADSs for cancellation and withdrawal from the depositary facility in which the ordinary shares are held in accordance with the provisions of the deposit agreement, as amended, in order to exercise directly shareholders' rights in respect of the ordinary shares. The depositary has agreed, so far as it is practical, to vote or cause to be voted the amount of ordinary shares represented by ADSs in accordance with the non-discretionary written instructions of the holders of such ADSs. See "Description of American Depositary Shares—Voting Rights."

General

        All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Each holder of our ordinary shares will be entitled to receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares to bearer.

Dividends

        The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Companies Law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

        Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote.

        Voting at any meeting of shareholders is by poll.

        An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain types of winding up of the company, in which case the required majority to pass a special resolution shall be 100%). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Companies Law and our articles. A special resolution is required for important matters such as a change of name and amendments to our articles. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares and cancelling any authorized but unissued shares.

Transfer of Ordinary Shares

        Subject to the restrictions contained in our articles, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in any usual or common form or any other form approved by our board of directors, executed by or on behalf of the transferor (and, if in respect of a nil or partly paid up share, or if so required by our directors, by or on behalf of the transferee).

        Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

  •
  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

  •
  the instrument of transfer is in respect of only one class of ordinary shares;

  •
  the instrument of transfer is properly stamped, if required;

  •
  the ordinary share transferred is fully paid and free of any lien in favor of us;

  •
  any fee related to the transfer has been paid to us; and

  •
  the transfer is not to more than four joint holders.

        If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Liquidation

        On a winding up of our company, if the assets available for distribution among the holders of our ordinary shares shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among the holders of our ordinary shares on a pro rata basis in proportion to the par value of the ordinary shares held by them. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by the holders of our ordinary shares in proportion to the par value of the ordinary shares held by them.

        The liquidator may, with the sanction of a special resolution of our shareholders and any other sanction required by the Cayman Companies Law, divide amongst the shareholders in specie or in kind the whole or any part of the assets of our company, and may for that purpose value any assets and determine how the division shall be carried out as between our shareholders or different classes of shareholders.

        Because we are a "limited liability" company registered under the Cayman Companies Law, the liability of our shareholders is limited to the amount, if any, unpaid on the shares respectively held by them. Our articles contain a declaration that the liability of our shareholders is so limited.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

        Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture by the company. In addition, the holders of partly paid ordinary shares will have no right pursuant to the Cayman Companies Law to dividends nor will they be able to redeem their shares.

Redemption, Repurchase and Surrender of Ordinary Shares

        We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined by our board of directors. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders (but no repurchase may be made contrary to the terms or manner recommended by our directors), or as otherwise authorized by our articles. Under the Cayman Companies Law, the redemption or repurchase of any share may be paid out of our company's profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Law no such share may be redeemed or repurchased (1) unless it is fully paid up, (2) if such redemption or repurchase would result in there being no shares outstanding or (3) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

        If at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class of shares may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

        Notwithstanding the foregoing, our board of directors may issue preferred shares, without further action by the shareholders. See "—Differences in Corporate Law—Directors' Power to Issue Shares."

General Meetings of Shareholders

        Shareholders' meetings may be convened by a majority of our board of directors or our Chairman. As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Law to call shareholders' annual general meetings; however, our corporate governance guidelines provide that we will hold an annual general meeting of shareholders every year to the extent required by NASDAQ Stock Market Rules. The annual general meeting shall be held at such time and place as may be determined by our board of directors.

        The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our articles provide that upon the requisition of shareholders representing not less than a simple majority of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting and shall have no right to propose resolutions with respect to the election, appointment or removal of directors or with respect to the size of the board. Our articles will provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

        Advance notice of at least seven calendar days is required for the convening of a general meeting of our shareholders. All general meetings of shareholders shall occur at such time and place as determined by our directors and set forth in the notice for such meeting.

        The quorum required for a general meeting of shareholders at which an ordinary resolution has been proposed consists of such shareholders present in person or by proxy who together hold shares which carry the right to at least a simple majority of all votes capable of being exercised on a poll. The quorum required for a general meeting at which a special resolution has been proposed consists of such shareholders present in person or by proxy who together hold shares which carry the right to at least two-thirds of all votes capable of being exercised on a poll.

Nomination, Election and Removal of Directors

        Our articles provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. Our articles further provide that our board of directors will be divided into three groups designated as Class I, Class II and Class III with as nearly equal a number of directors in each group as possible. Directors assigned to Class I shall initially serve until the 2017 annual general meeting of shareholders; directors assigned to Class II shall initially serve until the 2018 annual general meeting of shareholders; and directors assigned to Class III shall initially serve until the 2019 annual general meeting of shareholders. Commencing with the 2017 annual general meeting of shareholders, each director of each class the term of which shall then expire shall, upon the expiration of his or her term, be eligible for reelection at such annual general meeting to hold office for a three-year term and until such director's successor has been duly elected. Our articles provide that, unless otherwise determined by shareholders in a general meeting, our board will consist of not less than three directors. We have no provisions relating to retirement of directors upon reaching any age limit.

        In the event of a casual vacancy arising from the resignation of a former director or as an addition to the existing board, our board may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person to be a director, unless the board resolves to follow any available exceptions or exemptions.

        For so long as our shares or ADSs are listed on NASDAQ, our directors shall comply with any director nomination procedures required under the NASDAQ Stock Market Rules and shall include at least such number of independent directors as applicable law and the NASDAQ Stock Market Rules shall require.

        Our board shall have a chairman who has been elected and appointed by a majority of the directors then in office. The period for which our chairman holds office shall also be determined by a majority of all of our directors then in office. Our chairman shall preside as chairman at every meeting of our board. To the extent that our chairman is not present at a meeting of our board within

15 minutes after the time appointed for holding the same, the remaining attending directors may choose one of their number to be the chairman of that meeting.

        Our directors shall be elected by an ordinary resolution of the holders of ordinary shares at each annual general meeting of the company to fill the seats of those directors whose terms expire at such annual general meeting.

        Each of our directors shall hold office until his successor is duly elected or appointed or his earlier resignation or removal, notwithstanding any agreement between the company and the director. Our directors may be removed by a special resolution, with our without cause.

        Our board may, from time to time, and except as required by applicable law or the NASDAQ Stock Market Rules, adopt, institute, amend, modify or revoke any of our corporate governance policies or initiatives of the company, which shall be intended to set forth the guiding principles and policies of the company and our board on various corporate governance related matters as the board shall determine by resolution from time to time.

Proceedings of Board of Directors

        Our articles provide that our business is to be managed and conducted by our board of directors. The quorum necessary for a board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.

        Our articles provide that the board may from time to time at its discretion exercise all powers of our company to raise capital or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and, subject to the Cayman Companies Law, issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Inspection of Books and Records

        Holders of our ordinary shares will have no general right under Cayman Companies Law to inspect or obtain copies of our list of shareholders or our corporate records provided that they are entitled to a copy of the current amended and restated memorandum and articles of association.

Changes in Capital

        Our shareholders may from time to time by ordinary resolution:

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  increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

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  consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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  sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

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  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

        Our shareholders may by special resolution, subject to any confirmation or consent required by the Cayman Companies Law, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Restrictive Provisions

        Under our amended articles of association, in connection with any change of control, merger or sale of our company, the holders of our ordinary shares shall receive the same consideration with respect to their ordinary shares in connection with any such transaction.

Claims Against the Company

        Our articles provide that, unless otherwise determined by a simple majority of our board of directors in its sole discretion, consistent with the directors' fiduciary duties to act in the best interests of the company, in the event that (1) any shareholder (the claiming party) initiates or asserts any claim or counterclaim or joins, offers substantial assistance to or has a direct financial interest in any claim against our company and (2) the claiming party (or the third party that received substantial assistance from the claiming party or in whose claim the claiming party had a direct financial interest) does not obtain a judgment on the merits in which the claiming party prevails, then each claiming party shall, to the fullest extent permissible by law, be obligated jointly and severally to reimburse us for all fees, costs and expenses (including, but not limited to, all reasonable attorneys' fees and other litigation expenses) that we may incur in connection with such claim.

Exclusive Forum

        Our articles provide that, subject to limited exceptions, the courts of Cayman Islands will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our shareholders, (3) any action asserting a claim against us arising pursuant to any provision of the Companies Law of the Cayman Islands or the articles of association, or (4) any other action asserting a claim against us that is governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States). Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the provisions of our articles of association described above. Although we believe these provisions benefit us by providing increased consistency in the application of Cayman Islands law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors and officers. It is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our articles of association to be inapplicable or unenforceable.

Exempted Company

        We are an exempted company with limited liability incorporated under the Cayman Companies Law. The Cayman Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

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  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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  an exempted company's register of members is not open to inspection;

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  an exempted company does not have to hold an annual general meeting;

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  an exempted company may issue no par value, negotiable or bearer shares;

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  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  an exempted company may register as a limited duration company; and

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  an exempted company may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

        We are subject to reporting and other informational requirements of the Exchange Act, as applicable to U.S. domestic issuers. The NASDAQ Stock Market Rules require that every company listed on the NASDAQ hold an annual general meeting of shareholders. In addition, our articles allow directors to call an extraordinary general meeting of shareholders pursuant to the procedures set forth in our articles.

Register of Members

        Under the Cayman Companies Law, we must keep a register of members and there should be entered therein:

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  the names and addresses of our members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

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  the date on which the name of any person was entered on the register as a member; and

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  the date on which any person ceased to be a member.

        Under Cayman Companies Law, the register of members of our company is prima facie evidence of the matters set out in the register (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Companies Law to have legal title to the shares as set against its name in the register of members. Upon completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the Depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their names.

        If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

        The Cayman Companies Law is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Law and the current Companies Act of England. In addition, the Cayman Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Law applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

        The Cayman Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company's articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

        A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

        The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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  the statutory provisions as to the required majority vote have been met;

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  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Law.

        When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders' Suits

        In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

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  an act that is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

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  an act that, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) that has not been obtained; and

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  an act that constitutes a "fraud on the minority" where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

        The Cayman Companies Law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

        Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including limitations on shareholder rights to nominate or remove directors, as well as provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

        Under the Cayman Companies Law, our directors may only exercise the rights and powers granted to them under our articles, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors' Fiduciary Duties

        Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the transaction was procedurally fair and provided fair value to the corporation.

        As a matter of Cayman law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

        Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our articles allow our shareholders holding not less than a simple majority of the voting rights entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. However, our shareholders may propose only ordinary resolutions to be put to a vote at such meetings and shall have no right to propose resolutions with respect to the election, appointment or removal of directors. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders' annual general meetings. However, our corporate governance guidelines require us to call such meetings every year to the extent required by NASDAQ Stock Market Rules.

Cumulative Voting

        Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. As permitted under the Cayman Companies Law, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

        Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles, any director may be removed by a special resolution, with or without cause.

Transactions with Interested Shareholders

        The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation's outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        The Cayman Companies Law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

        Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

        Under the Cayman Companies Law and our articles, our company may be wound up only upon resolution of shareholders holding 100% of the total voting rights entitled to vote or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

        Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Law and our articles, if our share capital is divided into more than one class of shares, we may materially and adversely vary the rights attached to any class only with the consent in writing of the holders of two-thirds of the shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

        Under the Delaware General Corporation Law, a corporation's certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Law and our articles, our articles may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

        There are no limitations imposed by our articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors' Power to Issue Shares

        Under our articles, our board of directors is empowered to issue or allot shares or grant options, restricted shares, restricted share units, share appreciation rights, dividend equivalent rights, warrants and analogous equity-based rights with or without preferred, deferred, qualified or other special rights or restrictions. In particular, pursuant to our articles, our board of directors has the authority, without further action by the shareholders, to issue all or any part of our capital and to fix the designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions therefrom, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our ordinary shares. Our board of directors, without shareholder approval, may issue preferred shares with voting, conversion or other rights that could adversely affect the voting power and other rights of holders of our ordinary shares. Subject to the directors' duty of acting in the best interest of our company, preferred shares can be issued quickly with terms calculated to delay or prevent a change in control of us or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the ordinary shares, and may adversely affect the voting and other rights of the holders of ordinary shares.

Inspection of Books and Records

        Holders of our ordinary shares will have no general right under the Cayman Companies Law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See "Where You Can Find More Information."

Registration Rights

        Pursuant to an investors' rights agreement, as amended and restated, certain holders of our registrable shares are entitled to rights with respect to the registration of these shares under the Securities Act, including demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered. The investors' rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them. The registration rights granted under the investors' rights agreement will terminate on the fifth anniversary of the completion of our initial public offering.

        In addition, on November 16, 2016, we entered into an additional registration rights agreement, or the Registration Rights Agreement, with 667, L.P., Baker Brothers Life Sciences, L.P. and 14159, L.P., or the Baker Entities, Hillhouse BGN Holdings Limited, Gaoling Fund, L.P. and YHG Investment, L.P., or the Hillhouse Entities, (each an "Investor" and collectively, the "Investors"), all of which are existing shareholders. The Baker Entities are affiliated with two of our directors, Michael Goller and Ranjeev Krishana. The Hillhouse Entities are affiliated with one of our directors, Michael Yi. The Registration Rights Agreement provides that, subject to certain limitations, if at any time and from time to time after April 1, 2017, the Investors demand that we register our ordinary shares and any other securities held by the Investors at the time any such demand is made on a Registration Statement on Form S-3 for resale under the Securities Act, we would be obligated to effect such registration. Our registration obligations under the Registration Rights Agreement will continue in effect for up to four years, and include our obligation to facilitate certain underwritten public offerings of our ordinary shares or ADSs by the Investors in the future. The Registration Rights Agreement also requires us to pay expenses relating to such registrations and indemnify the Investors against certain liabilities.

Preferred Shares

        We may issue preferred shares from time to time, in one or more series. We will set forth in the applicable prospectus supplement a description of the terms and rights of the preferred shares that may be offered under this prospectus, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred shares being offered.

Debt Securities

        This prospectus describes the general terms and provisions of the debt securities we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the applicable indenture if you do not fully understand a term or the way we use it in this prospectus.

        We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the "senior indenture." Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the "subordinated indenture" and to the trustee under the senior or subordinated indenture as the "trustee." The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to this registration statement and they are incorporated into this prospectus by reference.

        If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

        We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the debt securities that are described in this prospectus or in any applicable prospectus supplement. Please read "Where You Can Find More Information" to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term "debt securities" includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

        The indentures:

  •
  do not limit the amount of debt securities that we may issue;

  •
  allow us to issue debt securities in one or more series;

  •
  do not require us to issue all of the debt securities of a series at the same time;

  •
  allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

  •
  provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

        Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "Description of Debt Securities—Subordination" and in the applicable prospectus supplement.

        Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        The prospectus supplement for each offering will provide the following terms, where applicable:

  •
  the title of the debt securities and whether they are senior or subordinated;

  •
  the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

  •
  the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or preferred shares or the method by which any such portion shall be determined;

  •
  if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of ordinary shares or preferred shares received on conversion;

  •
  the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

  •
  the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

  •
  the date or dates, or the method for determining the date or dates, from which interest will accrue;

  •
  the dates on which interest will be payable;

  •
  the record dates for interest payment dates, or the method by which we will determine those dates;

  •
  the persons to whom interest will be payable;

  •
  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

  •
  the place or places where the principal of, and any premium, or make-whole amount, and interest on, the debt securities will be payable;

  •
  where the debt securities may be surrendered for registration of transfer or conversion or exchange;

  •
  where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

  •
  the times, prices and other terms and conditions upon which we may redeem the debt securities;

  •
  any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

  •
  the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

  •
  whether the principal of, and any premium, or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

  •
  whether the amount of payments of principal of, and any premium, or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

  •
  whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

  •
  any restrictions applicable to the offer, sale or delivery of debt securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for debt securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

  •
  whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

  •
  the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

  •
  the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

  •
  whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

  •
  whether and under what circumstances the debt securities being offered are convertible into ordinary shares or preferred shares, as the case may be, including the conversion price or rate or the manner of calculation thereof;

  •
  the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

  •
  any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

  •
  if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

  •
  the name of the applicable trustee and the nature of any material relationship between the trustee and us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

  •
  any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

  •
  applicable CUSIP numbers; and

  •
  any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

        We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as "original issue discount securities." The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

        We also may issue indexed debt securities. Payments of principal, premium and interest on indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

        Except as described under "—Merger, Consolidation or Sale of Assets" or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

        We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

        Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

  Denomination, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

        Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

  •
  exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

  •
  surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

        Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

        Neither we, nor any trustee, will be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

  •
  register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

  •
  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

        The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

  •
  either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;

  •
  after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

  •
  an officers' certificate and legal opinion covering such conditions are delivered to each applicable trustee.

  Covenants

        Existence.    Except as permitted under "—Merger, Consolidation or Sale of Assets," the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

        Payment of taxes and other claims.    The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (1) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries' income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of financial information.    The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (3) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above, and (4) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

        Additional covenants.    The applicable prospectus supplement will set forth any additional covenants of BeiGene relating to any series of debt securities.

  Events of Default, Notice and Waiver

        Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indentures with respect to any series of debt securities, we mean:

  •
  default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

  •
  default in the payment of principal of, or any premium, or make-whole amount, on any debt security of such series for five business days at its stated maturity;

  •
  default in making any sinking fund payment as required for any debt security of such series for five business days;

  •
  default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

  •
  a default under any bond, debenture, note, mortgage, indenture or instrument:

  (1)
  having an aggregate principal amount of at least $30,000,000; or

  (2)
  under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a "Notice of Default" under such indenture;

  •
  bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of BeiGene or any significant subsidiary; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        When we use the term "significant subsidiary," we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended, or Securities Act.

        If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

  •
  we have deposited with the applicable trustee all required payments of the principal, any premium, or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

  •
  all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, or make-whole amount, have been cured or waived.

  •
  The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

  •
  in the payment of the principal, any premium, or make-whole amount, or interest;

  •
  in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

  •
  in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

        The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

        The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

        The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

  •
  is in conflict with any law or the applicable indenture;

  •
  may involve the trustee in personal liability; or

  •
  may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

        Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

        The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

  •
  change the stated maturity of the principal of, or any premium, or make-whole amount, on, or any installment of principal of or interest on, any such debt security;

  •
  reduce the principal amount of, the rate or amount of interest on or any premium, or make-whole amount, payable on redemption of any such debt security;

  •
  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

  •
  change the place of payment or the coin or currency for payment of principal of, or any premium, or make-whole amount, or interest on, any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

        We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under such indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium, or make-whole amount, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

  •
  to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

        The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

  •
  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

  •
  the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

  •
  debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

        The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

        Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

        Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

        Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

  •
  there shall be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

        Unless otherwise provided in the applicable prospectus supplement and indenture, subordinated securities will be subject to the following subordination provisions.

        Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of BeiGene and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

        The term "senior debt" will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

        No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

        If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

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  either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

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  we have paid or caused to be paid all other sums payable; and

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  an officers' certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied have been delivered to the trustee.

        Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium, or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

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  to defease and be discharged from any and all obligations with respect to such debt securities; or

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  to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

        Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

        The indentures only permit us to establish the trust described in the paragraph above if, among other things, it has delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium, or make-whole amount, and interest.

        When we use the term "government obligations," we mean securities that are:

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  direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

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  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

        When we use the term "conversion event," we mean the cessation of use of:

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  a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

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  the European Currency Unit (as defined and revised from time to time by the Council of the European Communities) both within the European Monetary System (as defined in the applicable indenture) and for the settlement of transactions by public institutions of or within the European Communities; or

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  any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

        Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium, or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

        In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into ordinary shares or preferred shares will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into ordinary shares or preferred shares, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company's option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

        Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

        We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and any premium, or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium, or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

        Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

        If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

        The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

        There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor's past, present or future shareholders, employees, officers or directors.

Warrants

        We may issue warrants for the purchase of our ordinary shares and/or preferred shares and/or ordinary shares or preferred shares in the form of ADSs and/or debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and/or forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        We may evidence series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units

        We may issue, in one or more series, units consisting of ordinary shares, preferred shares, ordinary shares or preferred shares in the form of ADSs, debt securities and/or warrants for the purchase of ordinary shares and/or preferred shares and/or debt securities in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

        We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

Description of American Depositary Shares

        Citibank, N.A. acts as the depositary bank for the American Depositary Shares. Citibank's depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs." The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Hong Kong, located at 9/F, Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

        We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement, as amended, is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC's website (www.sec.gov). Please refer to Registration Number 333-209044 when retrieving such copy.

        We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

        Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, 13 ordinary shares that are on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

        If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of the ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

        In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

        As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

        As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the "direct registration system" or "DRS"). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company ("DTC"), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the "holder." When we refer to "you," we assume the reader owns ADSs and will own ADSs at the relevant time.

        The registration of the ordinary shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

        As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

        Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the Cayman Islands laws and regulations.

        The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

        The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

        Whenever we make a free distribution of the ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of the ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

        The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of the ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new ordinary shares so distributed.

        No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

        Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

        The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.

        The depositary bank will not distribute the rights to you if:

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  We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you;

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  We fail to deliver satisfactory documents to the depositary bank; or

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  It is not reasonably practicable to distribute the rights.

        The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

        Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

        The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

        If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

        Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

        If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

        The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

        The depositary bank will not distribute the property to you and will sell the property if:

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  We do not request that the property be distributed to you or if we ask that the property not be distributed to you;

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  We do not deliver satisfactory documents to the depositary bank; or

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  The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

        The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

        Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.

        The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Ordinary Shares

        The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of BeiGene.

        If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs Upon Deposit of Ordinary Shares

        Upon completion of this offering, the ordinary shares being offered pursuant to this prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriters named in this prospectus. After the completion of this offering, the ordinary shares that are being offered for sale pursuant to this prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriters named in this prospectus.

        After the closing of this offering, the depositary bank may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of deposit.

        The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

        When you make a deposit of the ordinary shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

  •
  The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

  •
  All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

  •
  You are duly authorized to deposit the ordinary shares.

  •
  The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement).

  •
  The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

        If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

        As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

  •
  ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

  •
  provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

  •
  provide any transfer stamps required by the State of New York or the United States; and

  •
  pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

        To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

        As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian's offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and Cayman Islands considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

        If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

        You will have the right to withdraw the securities represented by your ADSs at any time except for:

  •
  temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) the ordinary shares are immobilized on account of a shareholders' meeting or a payment of dividends;

  •
  obligations to pay fees, taxes and similar charges; or

  •
  restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

        The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

        As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in "Description of Securities—Ordinary Shares"

        At our request, the depositary bank will distribute to you any notice of shareholders' meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

        If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder's ADSs in accordance with the voting instructions received from the holders of ADSs.

        Our articles of association provide that voting of shareholders at any meeting is by poll. Holders of ADSs in respect of which no timely voting instructions have been received, or timely voting instructions have been received however such instructions fail to specify the manner in which the depositary is to vote, shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders' ADSs; provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform the depositary that we do not wish such proxy to be given; provided, further, that no such discretionary proxy shall be given with respect to any matter as to which we inform the depositary that (i) there exists substantial opposition, or (ii) the rights of holders of ADSs or the shareholders of our company may be materially adversely affected.

        Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

Fees and Charges

        As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
• Issuance of ADSs upon deposit of shares (excluding issuances as a result of distributions of shares)	Up to U.S. 5¢ per ADS issued
• Cancellation of ADSs	Up to U.S. 5¢ per ADS canceled
• Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held
• Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares)	Up to U.S. 5¢ per ADS held
• ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary bank

        As an ADS holder you will also be responsible to pay certain charges such as:

  •
  taxes (including applicable interest and penalties) and other governmental charges;

  •
  the registration fees as may from time to time be in effect for the registration of the ordinary shares on the share register and applicable to transfers of the ordinary shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;

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  certain cable, telex and facsimile transmission and delivery expenses;

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  the expenses and charges incurred by the depositary bank in the conversion of foreign currency;

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  the fees and expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to the ordinary shares, ADSs and ADRs; and

  •
  the fees and expenses incurred by the depositary bank, the custodian or any nominee in connection with the servicing or delivery of deposited property.

        ADS fees and charges payable upon (i) deposit of the ordinary shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of the ordinary shares are charged to the person to whom the ADSs are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC or presented to the depositary bank via DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs or the DTC participant(s) surrendering the ADSs for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

        In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. Certain of the depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Amendments and Termination

        We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days' prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

        You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

        We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

        After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

        The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

        The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

        The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

  •
  We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

  •
  The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

  •
  The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in the ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

  •
  We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

  •
  We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our memorandum and articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

  •
  We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or in any provisions of or governing the securities on deposit.

  •
  We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

  •
  We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of the ordinary shares but is not, under the terms of the deposit agreement, made available to you.

  •
  We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

  •
  We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

  •
  No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Pre-Release Transactions

        Subject to the terms and conditions of the deposit agreement, the depositary bank may issue to broker/dealers ADSs before receiving a deposit of the ordinary shares. These transactions are commonly referred to as "pre-release transactions," and are entered into between the depositary bank and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (generally not to exceed 30% of the ordinary shares on deposit in the aggregate) and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

        You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

        The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

        The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

        If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

  •
  convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

  •
  distribute the foreign currency to holders for whom the distribution is lawful and practical; and

  •
  hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

        The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of the ordinary shares (including the ordinary shares represented by ADSs) is governed by the laws of the Cayman Islands.

        AS A PARTY TO THE DEPOSIT AGREEMENT, YOU WAIVE YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY BANK.

TAXATION

        The following is a summary of the material Cayman Islands, PRC and United States federal income tax consequences relevant to an investment in the ADSs and ordinary shares. Tax considerations applicable to other securities will be described in the related prospectus supplement. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof as of the date of this prospectus, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People's Republic of China and the United States. You should consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of the ADSs and ordinary shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Mourant Ozannes, our special Cayman Islands counsel. To the extent that the discussion relates to PRC tax laws and regulations, it is the opinion of Fangda Partners, our special PRC counsel.

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of the ADSs and ordinary shares. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by us. There are no exchange control regulations or currency restrictions in the Cayman Islands.

        Payments of dividends and capital in respect of the ADSs and ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ADSs or ordinary shares, as the case may be, nor will gains derived from the disposal of the ADSs or ordinary shares be subject to Cayman Islands income or corporation tax.

People's Republic of China Taxation

        We are a holding company incorporated in the Cayman Islands and we may gain income by way of dividends from our PRC subsidiaries in the future. The Enterprise Income Tax Law, or EIT Law, and its implementation rules, both of which became effective on January 1, 2008 and the EIT Law being most recently amended on February 24, 2017, provide that China sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-PRC enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor's jurisdiction of incorporation has a tax treaty with China that provides for a lower withholding tax rate for which the foreign investor is eligible.

        Under the EIT Law, an enterprise established outside of China with a "de facto management body" within China is considered a "resident enterprise," which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define "de facto management body" as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise, the only official guidance for this definition currently available is set forth in the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprise as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, issued by the State Administration of Taxation, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although BeiGene, Ltd. does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of Circular 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in Circular 82 to evaluate the tax residence status of BeiGene, Ltd. and its subsidiaries organized outside the PRC.

        According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a "de facto management body" in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met:

  •
  the primary location of the enterprise's senior executives of the day-to-day operational management and senior management departments performing their duties is in the PRC;

  •
  decisions relating to the enterprise's financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

  •
  the enterprise's primary assets, accounting books and records, company seals, and board and shareholder meeting minutes are located or maintained in the PRC; and

  •
  50% or more of voting board members or senior executives habitually reside in the PRC.

        Currently, some of the members of our management team are located in China. However, we do not believe that we meet all of the conditions outlined in the immediately preceding paragraph. BeiGene, Ltd. and its offshore subsidiaries are incorporated outside the PRC. As a holding company, our key assets and records, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. However, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC "resident enterprise" by the PRC tax authorities. Accordingly, we believe that BeiGene, Ltd. and its offshore subsidiaries should not be treated as a "resident enterprise" for PRC tax purposes if the criteria for "de facto management body" as set forth in Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body" as applicable to our offshore entities, we will continue to monitor our tax status.

        The implementation rules of the EIT Law provide that, (1) if the enterprise that distributes dividends is domiciled in the PRC or (2) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or capital gains are treated as China-sourced income. It is not clear how "domicile" may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders or ADS holders, as well as gains realized by such shareholders or ADS holders from the transfer of our shares or ADSs, may be regarded as China-sourced income. As a result dividends paid to non-PRC resident enterprise ADS holders or shareholders may be subject to PRC withholding tax at a rate of up to 10% (or 20% in the case of non-PRC individual ADS holders or shareholders) and gains realized by non-PRC resident enterprise ADS holders or shareholders from the transfer of our ordinary shares or ADSs may be subject to PRC tax at a rate of 10% (or 20% in the case of non-PRC individual ADS holders or shareholders). It is also unclear whether, if we are considered a PRC resident enterprise, holders of our shares or ADSs would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

Material United States Federal Income Tax Considerations

        The following summary describes the material United States federal income tax consequences of the ownership and disposition of our ordinary shares and ADSs as of the date of this prospectus. The discussion set forth below is applicable only to United States Holders (described below). Except where noted, this summary deals only with United States Holders that are initial purchasers of the ordinary shares and ADSs and that will hold such ordinary shares and ADSs as capital assets for U.S. federal income tax purposes. This summary does not address all U.S. federal income tax matters that may be relevant to a particular United States Holder. As used herein, the term "United States Holder" means a beneficial owner of an ordinary share or ADS that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons has or have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This summary does not describe all of the United States federal income tax consequences that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  a person holding our ordinary shares or ADSs as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of tax accounting;

  •
  a person who owns or is deemed to own 10% or more of our voting stock;

  •
  a partnership or other pass-through entity for United States federal income tax purposes; or

  •
  a person whose "functional currency" is not the United States dollar.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, current (and, to the extent noted below, proposed) Treasury regulations, rulings and judicial decisions thereunder, and the income tax treaty between the United States and the PRC, or the Treaty, as of the date of this prospectus, and such authorities may be replaced, revoked or modified, perhaps retroactively, and may be subject to differing interpretations which could result in United States federal income tax consequences different from those discussed below. In addition, this summary is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

        If a partnership (or any other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares or ADSs, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership holding our ordinary shares or ADSs or a partner in such a partnership, you should consult your tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of our ordinary shares or ADSs.

        This summary does not address all aspects of U.S. federal income tax, does not deal with all tax considerations that may be relevant to stockholders in light of their personal circumstances and does not address the Medicare tax imposed on certain net investment income or any state, local, foreign, gift, estate or alternative minimum tax considerations. If you are considering the purchase of our ordinary shares or ADSs, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation, as well as any consequences arising under the laws of any other taxing jurisdiction.

ADSs

        If you own ADSs, for United States federal income tax purposes, you generally will be treated as the owner of the underlying ordinary shares that are represented by such ADSs. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to United States federal income tax.

Taxation of Dividends

        Subject to the discussion under "—Passive Foreign Investment Company" below, the gross amount of distributions on the ADSs or ordinary shares (including any amounts withheld in respect of PRC withholding taxes) generally will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income (including withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you, in the case of the ordinary shares, or by the depositary, in the case of ADSs. Such dividends will not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. The following discussion assumes that any dividends will be paid in U.S. dollars.

        With respect to certain non-corporate United States investors, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on ordinary shares (or American depositary shares backed by such shares) that are "readily tradable" on an "established securities market" in the United States. The ADSs are listed on the NASDAQ. Internal Revenue Service guidance indicates that ADSs listed on the NASDAQ will be readily tradable on an established securities market in the United States. There can be no assurance that the ADSs will be considered readily tradable on an established securities market in subsequent years. Non-corporate United States Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property, even if the minimum holding period has been met. The rate reduction will also not apply if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. In light of the discussion in "—Passive Foreign Investment Company" below, if you are a non-corporate United States Holder, you should assume that dividends may not constitute "qualified dividend income" eligible for reduced rates of taxation.

        In the event that we are deemed to be a PRC resident enterprise under the EIT Law, you may be subject to PRC withholding taxes on distributions paid to you with respect to the ADSs or ordinary shares. See "—People's Republic of China Taxation" above. In that case, subject to certain conditions and limitations, PRC withholding taxes on dividends generally will be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or ordinary shares will be treated as foreign-source income and will generally constitute passive category income. However, in certain circumstances, if you have held the ADSs or ordinary shares for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for any PRC withholding taxes imposed on dividends paid on the ADSs or ordinary shares. If you are eligible for Treaty benefits, any PRC taxes on dividends will not be creditable against your United States federal income tax liability to the extent withheld at a rate exceeding the applicable Treaty rate. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances. In lieu of claiming a credit, you may elect to deduct such PRC taxes in computing your taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits must apply to all foreign taxes paid or accrued in the taxable year.

        To the extent that the amount of any distribution on the ADSs or ordinary shares exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in your adjusted tax basis in the ADSs or ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the ADSs or ordinary shares), and the balance in excess of adjusted tax basis will be taxed as capital gain recognized on a sale or exchange, as described below under "—Taxation of Capital Gains." However, we may not calculate earnings and profits in accordance with United States federal income tax principles. Therefore, a distribution to you may be treated as a dividend (as discussed above).

Passive Foreign Investment Company

        The determination of whether any corporation is a "passive foreign investment company" within the meaning of Section 1297 of the Code, or PFIC, for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any taxable year depends on the composition and character of assets and income and value of the assets of such corporation (which may be determined, in part, based on the market value of the corporation's ADSs or ordinary shares, which may be volatile) over the course of each such taxable year and, as a result, cannot be predicted with certainty as of the date hereof. Each U.S. Holder should consult its own tax advisors regarding our PFIC status and the PFIC status of our subsidiaries.

        In general, we will be a PFIC for any taxable year in which:

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  at least 75% of our gross income is passive income; or

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  at least 50% of the average value of our assets, determined on a quarterly basis, is attributable to assets that produce or are held for the production of passive income.

        For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). Cash and cash equivalents, even if held as working capital, are considered to be assets that produce passive income. If we directly or indirectly own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation's assets and receiving our proportionate share of the other corporation's income.

        Based on current business plans and financial expectations (including that a substantial percentage of our assets are held in cash and cash equivalents), we expect that we may be a PFIC for the current taxable year and in future taxable years.

        If we are a PFIC, for any taxable year during a U.S. Holder's holding period, then certain adverse rules may affect the U.S. federal income tax consequences to a U.S. Holder as a result of the acquisition, ownership and disposition of our ADSs or ordinary shares.

        If we are a PFIC for any taxable year during which you own our ADSs or ordinary shares, we will generally continue to be treated as a PFIC with respect to your ADSs or ordinary shares for all succeeding years during which you own such ADSs or ordinary shares, even if we cease to meet the threshold requirements for PFIC status unless you elect to recognize gain as if you had sold your ADSs or ordinary shares as of the last day of the last taxable year for which we were a PFIC. You will generally be required to file Internal Revenue Service Form 8621 if you own the ADSs or ordinary shares in any taxable year in which we are a PFIC.

        If we are a PFIC for any taxable year during which you own the ADSs or ordinary shares and you do not make a mark-to-market election or a "QEF election," each as discussed below, you will generally be subject to special tax rules with respect to any "excess distribution" received and any gain realized from a sale or other disposition, including a pledge, of ADSs or ordinary shares. Any distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as excess distributions. Under these special tax rules:

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  the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares;

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  the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be taxed as ordinary income; and

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  the amount allocated to each other taxable year will be subject to tax at the highest tax rate in effect for that taxable year for individuals or corporations, as appropriate, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such taxable year.

        In addition, non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. See "—Taxation of Dividends."

        If we are a PFIC for any taxable year during which you own the ADSs or ordinary shares and any of our non-United States subsidiaries or other entities in which we directly or indirectly own equity interests is also a PFIC or a lower-tier PFIC, you would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules and will be subject to U.S. federal income tax according to the PFIC rules described above on (i) certain distributions by a lower-tier PFIC and (ii) a disposition of shares of a lower-tier PFIC, in each case as if you owned such shares directly, even though you have not received the proceeds of those distributions or dispositions. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

        In certain circumstances, in lieu of being subject to the general tax treatment for PFICs discussed above, you may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is "regularly traded" on a "qualified exchange." Under current law, the mark-to-market election may be available to United States Holders of ADSs if the ADSs are listed on the NASDAQ, which constitutes a qualified exchange, and are "regularly traded" for purposes of the mark-to-market election (for which no assurance can be given). The ADSs will be treated as "regularly traded" in any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter.

        If you make an effective mark-to-market election, you will include in ordinary income any gain you recognize in a taxable year that we are a PFIC, in an amount equal to the excess of the fair market value of your ADSs at the end of the taxable year over your adjusted tax basis in the ADSs. You will be entitled to deduct as an ordinary loss in each such taxable year the excess of your adjusted tax basis in the ADSs over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, in each year that we are a PFIC any gain you recognize upon the sale or other disposition of your ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Your adjusted tax basis in the ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make an effective mark-to-market election, distributions paid on ADSs will be treated as discussed under "—Taxation of Dividends" above. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances. In particular, you should consider carefully the impact of a mark-to-market election with respect to your ADSs given that we may own interests in lower-tier PFICs for which a mark-to-market election may not be available.

        Alternatively, you may avoid the general tax treatment for PFICs described above by electing to treat us (and each lower-tier PFIC) as a "qualified electing fund" under Section 1295 of the Code, or QEF, for each of the taxable years during your holding period that we are a PFIC. If a QEF election is not in effect for the first taxable year in your holding period in which we are a PFIC, a QEF election can only be made if you elect to recognize gain as if you had sold the ADSs or ordinary shares for their fair market value on the first day of your taxable year in which the PFIC becomes a QEF pursuant to the QEF election. The gain recognized on this deemed sale would be subject to the general tax treatment of PFICs discussed above. We intend to determine our PFIC status at the end of each taxable year and to satisfy any applicable record keeping and reporting requirements that apply to a QEF, and will endeavor to provide to you, for each taxable year that we determine we are or may be a PFIC, a PFIC Annual Information Statement containing the information necessary for you to make a QEF election with respect to us (and any of our subsidiaries which are lower-tier PFICs). We may elect to provide such information on our website. However, there can be no assurances that we will make the necessary information available to you.

        We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

        You are urged to consult your own tax advisors regarding the procedure for making a QEF election.

        If you make a QEF election, you will be currently taxable on your pro rata share of the QEF's ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC, even if no dividend distributions were received. Any distributions we make out of our earnings and profits that were previously included in your income under the QEF election would not be taxable to you. Your tax basis in your ADSs or ordinary shares would be increased by an amount equal to any income included under the QEF election and decreased by any amount distributed on the ADSs or ordinary shares that is not included in your income. In addition, you will recognize capital gain or loss on the disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized and your adjusted tax basis in the ADSs or ordinary shares, each as determined in U.S. dollars. You will not be currently taxed on the ordinary income and net capital gain of a QEF for any year that the QEF is not a PFIC.

        Based on the nature of our and our subsidiaries' expected income, the expected composition of our and our subsidiaries' assets and our and our subsidiaries' business plans and financial expectations, we do not currently expect to have significant ordinary earnings or net capital gain in any taxable year in which we or our subsidiaries may be a PFIC. Accordingly, it may be advisable to make a QEF election if we or our subsidiaries are a PFIC for any taxable year. Accurate predictions of the nature of our and our subsidiaries' income and the composition of our and our subsidiaries' assets, however, are particularly difficult in view of the volatile nature of the earnings patterns in technological industries such as emerging pharmaceutical and biotechnology industries. Accordingly, there can be no assurance that our expectations described above will be fulfilled. You should consult your tax adviser concerning the merits of making a QEF election if we are a PFIC for any taxable year. In order to make a QEF Election, you must attach a completed IRS Form 8621, including a PFIC Annual Information Statement, to your timely filed United States federal income tax return.

Controlled Foreign Corporation Considerations

        Each "Ten Percent Shareholder" (as defined below) in a non-U.S. corporation that is classified as a "controlled foreign corporation," or a CFC, for U.S. federal income tax purposes generally is required to include in income for U.S. federal tax purposes such Ten Percent Shareholder's pro rata share of the CFC's "Subpart F income" and investment of earnings in U.S. property, even if the CFC has made no distributions to its shareholders. A non-U.S. corporation generally will be classified as a CFC for U.S. federal income tax purposes if Ten Percent Shareholders own in the aggregate, directly or indirectly, more than 50% of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. A "Ten Percent Shareholder" is a U.S. person (as defined by the Code), who owns or is considered to own 10% or more of the total combined voting power of all classes of stock entitled to vote of such corporation. The determination of CFC status is complex and includes attribution rules, the application of which is not entirely certain. We may currently be a CFC and/or we may become one in the future. Holders are urged to consult their own tax advisors with respect to our potential CFC status and the consequences thereof.

Taxation of Capital Gains

        For United States federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of ADSs or ordinary shares in an amount equal to the difference between the amount realized for the ADSs or ordinary shares and your tax basis in the disposed-of ADSs or ordinary shares. Subject to the discussion under "—Passive Foreign Investment Company" above, such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as United States source gain or loss. However, if we were treated as a PRC resident enterprise for EIT Law purposes and PRC tax were imposed on any gain, and if you are eligible for the benefits of the Treaty, you may elect to treat such gain as PRC source gain. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ADSs or ordinary shares unless such credit can be applied (subject to applicable limitations) against tax due on other income derived from foreign sources. You are also urged to consult your tax advisor regarding the tax consequences in case any PRC tax is imposed on gain on a disposition of the ADSs or ordinary shares, including the availability of the foreign tax credit and the election to treat any gain as PRC source, under your particular circumstances.

Information Reporting and Backup Withholding

        In general, information reporting will apply to dividends in respect of the ADSs or ordinary shares and the proceeds from the sale, exchange or redemption of the ADSs or ordinary shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or, in the case of dividend payments, if you fail to report in full your dividend and interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.

        Under the Hiring Incentives to Restore Employment Act of 2010, if you are an individual (or a certain type of entity controlled by individuals), you are required to report information relating to your ownership of ADSs or ordinary shares, subject to certain exceptions (including an exception for ADSs or ordinary shares held in accounts maintained by certain financial institutions (in which case the accounts may be reportable if maintained by non-U.S. financial institutions)), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with your tax return for each year in which you own ADSs or ordinary shares. You are urged to consult your own tax advisors regarding information reporting requirements relating to your ownership of the ADSs or ordinary shares.

PLAN OF DISTRIBUTION

        We and/or our selling shareholders may sell our securities from time to time in one or more transactions. We and/or our selling shareholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf or with our selling shareholders or on their behalf may also purchase our securities and reoffer them to the public. We and/or our selling shareholders may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we and/or our selling shareholders designate may solicit offers to purchase our securities.

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  We and/or our selling shareholders will name any agent involved in offering or selling our securities, and disclose any commissions that we and/or our selling shareholders will pay to the agent, in the applicable prospectus supplement.

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  Unless we and/or our selling shareholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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  Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

        We and/or our selling shareholders may use an underwriter or underwriters in the offer or sale of our securities.

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  If we and/or our selling shareholders use an underwriter or underwriters, we and/or our selling shareholders will execute an underwriting agreement with the underwriter or underwriters at the time that we and/or our selling shareholders reach an agreement for the sale of our securities.

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  We and/or our selling shareholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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  The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

        We and/or our selling shareholders may use a dealer to sell our securities.

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  If we and/or our selling shareholders use a dealer, we and/or our selling shareholders will sell our securities to the dealer, as principal.

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  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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  We and/or our selling shareholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        We and/or our selling shareholders may solicit directly offers to purchase our securities, and we and/or our selling shareholders may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

        We and/or our selling shareholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We and/or our selling shareholders may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We and/or our selling shareholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

        Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and/or our selling shareholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

        We and/or our selling shareholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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  If we and/or our selling shareholders use delayed delivery contracts, we and/or our selling shareholders will disclose that we and/or our selling shareholders are using them in the prospectus supplement and will tell you when we and/or our selling shareholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

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  We and/or our selling shareholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

        Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.

        In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more

        We and/or our selling shareholders may solicit directly offers to purchase our securities, and we and/or our selling shareholders may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

        We and/or our selling shareholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We and/or our selling shareholders may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We and/or our selling shareholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

        Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and/or our selling shareholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

        We and/or our selling shareholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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  If we and/or our selling shareholders use delayed delivery contracts, we and/or our selling shareholders will disclose that we and/or our selling shareholders are using them in the prospectus supplement and will tell you when we and/or our selling shareholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

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  We and/or our selling shareholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

        Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.

        In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more

ENFORCEMENT OF CIVIL LIABILITIES

        We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        A large portion of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed C T Corporation System, located at 111 8th Avenue, New York, New York 10011 as our agent to receive service of process in the United States.

        Mourant Ozannes, our counsel as to Cayman Islands law, and Fangda Partners, our counsel as to PRC law, have respectively advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Furthermore, Mourant Ozannes and Fangda Partners have advised us that, as of the date of this prospectus, no treaty or other form of reciprocity exists between the Cayman Islands and China governing the recognition and enforcement of judgments.

        Mourant Ozannes has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States or PRC courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. As the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

        Mourant Ozannes has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or China, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty and (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

        Fangda Partners has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Fangda Partners has advised us further that under PRC law, courts in the PRC will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As there exists no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts. In addition, because there is no treaty or other form of reciprocity between the Cayman Islands and China governing the recognition and enforcement of judgments as of the date of this prospectus, there is further uncertainty as to whether and on what basis a PRC court would enforce judgments rendered by a Cayman Islands court.

LEGAL MATTERS

        Certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for us by Goodwin Procter LLP. Certain legal matters with respect to Cayman Islands law with respect to the validity of certain of the offered securities will be passed upon for us by Mourant Ozannes. Certain legal matters as to PRC law will be passed upon for us by Fangda Partners. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements of BeiGene, Ltd. appearing in BeiGene, Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

65,600,000 Ordinary Shares

BeiGene, Ltd.

PROSPECTUS SUPPLEMENT